ASSET PURCHASE AGREEMENT

                           BY AND AMONG

                        ALTA HEALTHCARE SYSTEM LLC
                       ALTA BELLWOOD HOSPITALS, INC.
                      ALTA HOLLYWOOD HOSPITALS, INC.
                     ALTA LOS ANGELES HOSPITALS, INC.
                       ALTA MONROVIA HOSPITAL, INC.
                        ALTA ORANGE HOSPITAL, INC.
                   ALTA HEALTHCARE BUILDING CORPORATION

                                    AND

                     PARACELSUS HEALTHCARE CORPORATION
                    PARACELSUS REAL ESTATE CORPORATION
                  PARACELSUS MEDICAL BUILDING CORPORATION
                   LINCOLN COMMUNITY MEDICAL CORPORATION
                       BELLWOOD MEDICAL CORPORATION
             HOLLYWOOD COMMUNITY HOSPITAL MEDICAL CENTER, INC.
              PARACELSUS LOS ANGELES COMMUNITY HOSPITAL, INC.
                       MONROVIA HOSPITAL CORPORATION







                            SEPTEMBER 30, 1998

                         ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is made and entered into effective as of September 30, 1998, by and among ALTA HEALTHCARE SYSTEM LLC, A CALIFORNIA LIMITED LIABILITY COMPANY ("ALTA LLC"), ALTA BELLWOOD HOSPITALS, INC., A CALIFORNIA CORPORATION ("ALTA BELLWOOD"), ALTA HOLLYWOOD HOSPITALS, INC., A CALIFORNIA CORPORATION ("ALTA HOLLYWOOD"), ALTA LOS ANGELES HOSPITALS, INC., A CALIFORNIA CORPORATION ("ALTA LA"), ALTA MONROVIA HOSPITAL, INC., A CALIFORNIA CORPORATION ("ALTA MONROVIA"), ALTA ORANGE HOSPITAL, INC., A CALIFORNIA CORPORATION ("ALTA ORANGE") AND ALTA HEALTHCARE BUILDING CORPORATION, A CALIFORNIA CORPORATION ("ALTA BUILDING") (referred to herein individually as a "Buyer" and collectively as "Buyers"), and PARACELSUS REAL ESTATE CORPORATION, A CALIFORNIA CORPORATION ("PREC"), PARACELSUS MEDICAL BUILDING CORPORATION, A CALIFORNIA CORPORATION ("PMBC"), LINCOLN COMMUNITY MEDICAL CORPORATION, A CALIFORNIA CORPORATION ("LCMC"), BELLWOOD MEDICAL CORPORATION, A CALIFORNIA CORPORATION ("BMC"), HOLLYWOOD COMMUNITY HOSPITAL MEDICAL CENTER, INC., A CALIFORNIA CORPORATION ("HCNMC"), PARACELSUS LOS ANGELES COMMUNITY HOSPITAL, INC., A CALIFORNIA
CORPORATION ("PLACH"), MONROVIA HOSPITAL CORPORATION, A CALIFORNIA CORPORATION ("MHC") (sometimes referred to herein individually as a "Seller" and collectively as "Sellers") and PARACELSUS HEALTHCARE CORPORATION, A CALIFORNIA CORPORATION ("PHC") with respect to Article 11. All capitalized terms shall have the meanings ascribed to them in Section
1.7 hereof.

                             RECITALS:

     A. Sellers own the following assets (including related medical office buildings) and operations constituting the following healthcare facilities:

     1.   Hollywood Community Hospital, Hollywood, California;
     2.   Hollywood Community Hospital of Van Nuys, Van Nuys, California;
     3.   Los Angeles Community Hospital, East Los Angeles, California;
     4.   Los Angeles Community Hospital of Norwalk, Norwalk, California;
     5.   Monrovia Community Hospital, Monrovia, California;

     B. LCMC owns 51% of the member interest in Lincoln Community Medical LLC (the "LLC") which leases and operates Bellwood General Hospital, Bellflower, California and Orange County Community Hospital-Buena Park, Buena Park, California;

     C.   Sellers  own  the  assets  (including   related   medical  office
buildings) constituting the following healthcare facilities:

     1.   Orange County Community Hospital-Orange, Orange, California;
     2.   Bellwood General Hospital, Bellflower, California;
     3.   Orange   County   Community  Hospital-Buena  Park,  Buena   Park,
California;

     D. PMBC owns a 71.322% general partnership interest in Bellwood Medical Office Building Partnership which owns and leases the Bellwood Medical Office Building in Bellflower, California to PMBC.

     E.   At Closing, each Seller desires to convey  to  Buyers, and Buyers
desire   to  accept  from  Sellers,  on  the  terms  and  conditions   more
particularly set forth in this Agreement, the Hospital Businesses.

     NOW, THEREFORE, in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.   SALE AND TRANSFER OF THE ASSETS; PURCHASE PRICE.

     1.1 SALE OF ASSETS. Subject to the terms and conditions of this Agreement, each Seller shall sell, assign, convey, transfer and deliver to Buyers and Buyers shall purchase at Closing (as defined in Section 2.1), all assets, real, personal and mixed, tangible and intangible, owned or leased by such Seller at Closing and employed in the operations of the Hospital Businesses (including the related medical office buildings) and all of Sellers' interest in the Joint Venture (collectively, the "ASSETS"), including the following, but excluding the Excluded Assets:

     (a) fee or leasehold title to all Real Property, including the Real Property described in SCHEDULE 1.1(A) hereto;

     (b) all owned and leased major, minor and other equipment (including all computer equipment and hardware at the Facilities), vehicles, furniture and furnishings;

     (c)  all usable supplies and inventory;

     (d) prepaid expenses, claims for refunds and rights to offset in respect thereof;

     (e)  all claims and recorded or unrecorded interests in real property;

     (f) all current financial, patient, medical staff and personnel records (including equipment records, medical/administrative libraries, medical records, documents, catalogs, books, records, files, non-proprietary operating manuals and current personnel records), to the extent transferable;

     (g) all interests of Sellers in all Assumed Contracts, to the extent transferable;

     (h) all licenses and permits, to the extent assignable, held by Sellers relating to the ownership, development and operation of the Facilities (including any pending or approved governmental approvals regarding the Facilities);

     (i) all intellectual properties and all hospital-based computer software, programs and similar systems owned by or licensed to Sellers and used in the conduct of the Hospital Businesses;

     (j) all property, real, personal and mixed, tangible and intangible, arising or acquired in the ordinary course of the Hospital Businesses between the effective date hereof and the Closing Date;

     (k)  the Joint Venture;

     (l) all insurance proceeds arising in connection with damage to the Assets occurring prior to the Closing Date;

     (m)  all accounts receivable;

     (n) any claims of Sellers against any third party vendor or payor relating to the Assets, whether known or unknown, contingent or otherwise, other than (1) any claims for which any Buyer has filed a Claim Notice or an Indemnity Notice or (2) any claims for insurance refunds for policy periods prior to the Closing Date;

     (o)  all  workmen's  compensation   and   other   insurance   policies
maintained by Sellers as of the Closing Date, including any prepaid premiums under such policies, to the extent transferable; and

     (p) all other property of every kind (including vehicles maintained at or used in connection with the Hospital Businesses), character or description, tangible and intangible, known or unknown, owned or leased by Sellers and used or held for use in the Hospital Businesses or the Facilities, whether or not reflected on financial statements of Seller and wherever located and whether or not similar to the things specifically set forth above, to the extent transferable.

     1.2  EXCLUDED  ASSETS.   The term "EXCLUDED ASSETS" shall refer to the
following:

     (a)  all cash and cash equivalents and temporary investments;

     (b) all (i) amounts payable or to become payable to Seller from third party payors in respect of periods prior to the Closing Date in respect of third party payor cost reports, including, without limitation, Medicare and Medicaid cost reports, filed or to be filed by any Seller (the "COST REPORT RECEIVABLES"), (ii) accounts receivable from the Medicare, Medicaid and CHAMPUS government programs with respect to the Hospital Businesses arising from the rendering of services to inpatients and outpatients at any of the Hospitals, billed and unbilled, recorded and unrecorded, accrued and existing in respect of services up to the Effective Time (such accounts receivable, excluding the Cost Report Receivables, are referred to herein as the "MEDICARE RECEIVABLES"), and (iii) accounts receivable set forth in
SCHEDULE 1.2 hereto, (such receivables referred to in clauses (i), (ii) and (iii) above, the "EXCLUDED RECEIVABLES");

     (c) Sellers' corporate minute books, minutes, tax records and other records of any Seller required to be maintained by such Seller as a matter of law (it being understood that patient medical records of the Hospitals are not intended to be excluded);

     (d) all prepaid expenses identified as such in SCHEDULE 1.2 hereto ("EXCLUDED PREPAID EXPENSES");

     (e) all supplies, drugs, food and other disposables and consumables disposed of or exhausted prior to the Closing Date in the ordinary course of business;

     (f)  the name "Paracelsus" and all variations thereof;

     (g)  all rights and privileges under Excluded Contracts;

     (h) any claims by any Seller against third parties whether known or unknown, contingent or otherwise, except those expressly described in
Section 1.1;

     (i)  all  intercompany  accounts  of  any  Seller  and   PHC  and  its
Affiliates;

     (j) any proprietary information contained in Sellers' employees or operation manual that does not pertain to the ongoing operations of the Hospital Businesses and all computer hardware and software owned or licensed by PHC and maintained and located at PHC's Houston data center;

     (k) all commitments, contracts, leases, notes, and agreements between any Seller and the parent of such Seller or any of its Affiliates;

     (l) all notes made by any physician and relating to the Hospital Businesses in any manner whatsoever;

     (m)  the property described in SCHEDULE 1.2 hereto;

     (n)  any  interest   in   and   to   Paracelsus  Pride<trademark>  and
ServiceAdvantage programs; and

     (o)  any interest in PPM I and PPM II.

     1.3 ASSUMED LIABILITIES. As of the Closing Date, Buyers shall assume the future payment and performance of (i) the Disclosed Liabilities, (ii) Sellers' current account payables and accrued expenses, but only to the extent Buyers receive a credit to the Purchase Price, and (iii) such other liabilities of Sellers which Buyers elect to assume in writing and which are identified in SCHEDULE 1.3 hereto, (collectively, the "ASSUMED
LIABILITIES"). Buyers shall not assume or be liable in any manner whatsoever for the Excluded Liabilities. Schedule 1.3 shall include the assumption by Buyers of the cost for removal of the underground storage tanks at the Facilities, but will not include and Buyers will not assume any liability with respect to the termination of the professional services agreement between Lim-Keith Medical Group and Hollywood Community Hospital and the discontinuance of the Lim-Keith Clinic. As of the Closing Date, Alta Building expressly assumes the Seller's obligations under the master lease with the Bellwood Medical Office Building Partnership and Alta LLC shall assume the guaranty thereof by PHC.

     1.4  PURCHASE PRICE.

     (a) Subject to the terms and conditions hereof, in reliance upon the representations, warranties and covenants of Sellers herein set forth, and as consideration for the sale of the Assets as herein contemplated, Buyers shall tender to Sellers at Closing, as the purchase price hereunder (collectively, the "PURCHASE PRICE"), and in the manner hereinafter provided, an amount equal to:

          (i) Twenty-Three Million Eight Hundred Seventy-Five Thousand Dollars ($23,875,000) (the "BASE PURCHASE PRICE"), PLUS

          (ii) The net book value of patient and other accounts receivable of less than 120 days (excluding only Medicare Receivables) including the value of such receivables held by LLC except to the extent included in Section 1.4(a)(vi) below (the "PRIVATE PAY RECEIVABLES") at Closing; PLUS

          (iii)The amount of the Medicare Reconciliation Note, which shall be in the amount of the net book value (based upon a mutually acceptable valuation method) of the Medicare Receivables (excluding Cost Report Receivables), including the value of the Medicare Receivables held by LLC except to the extent included in Section 1.4(a)(vi) below at Closing (the "PROGRAM RECEIVABLES"); PLUS

          (iv) The cost (valued at the lower of cost or market method as of the date of such inventory) of the inventory (excluding obsolete items), including the value of such inventory held by the LLC except to the extent included in Section 1.4(a)(vi) below, identified in a physical inventory conducted at Sellers' cost, by a mutually acceptable third party, no earlier than three (3) days prior to the Closing (the "PHYSICAL INVENTORY"); PLUS

          (v) Prepaid expenses, including the value of such expenses of the LLC except to the extent included in Section 1.4(a)(vi) below, (in an amount acceptable to Buyer) at Closing; PLUS

          (vi) The LLC Assets Amount payable to Sellers pursuant to Section
               1.9  hereof;  provided  all of the conditions  described  in
               Section 1.9 hereof have been satisfied to Buyers' reasonable satisfaction; PLUS

          (vii)Four Hundred Thousand Dollars ($400,000) payable to Sellers for the covenant by Sellers, in Section 5.16 hereof, to terminate the professional services agreement between Lim-Keith Medical Group and Hollywood Community Hospital and the discontinuance of operations of the Lim-Keith Clinic.

     (b) An initial payment of the Purchase Price shall be paid at Closing in an amount agreed to by Buyers and Sellers at Closing based upon the July 31, 1998 consolidated balance sheet of Sellers and the LLC prepared prior to the Closing Date and reviewed by Buyers (the "CLOSING BALANCE SHEET"), the form of which is set forth in SCHEDULE 1.4(B). The Purchase Price shall be further adjusted, if necessary, by the Final Purchase Price Adjustment based upon the relevant accounting entries in the Final Balance Sheet as provided in Section 1.6(a) below. Any increase in the Purchase Price as a result of the Final Purchase Price Adjustment over the initial payment of the Purchase Price paid at Closing shall be added to and increase the principal amount of the Paracelsus Subordinated Note, and any decrease in the Purchase Price as a result of the Final Purchase Price Adjustment shall first be applied to decrease the outstanding principal amount of the Paracelsus Subordinated Note and any remaining amount shall thereafter be applied to decrease the outstanding principal amount of the Monrovia Note and then, to the extent necessary, the Orange Note, in each case any increase or decrease in the principal amount of any adjusted Note shall be effective as of the Closing Date. Upon any adjustment to the Monrovia Note, Orange Note or the Paracelsus Subordinated Note pursuant to any of the adjustments provided for by this Section 1.4 and Section 1.6, Sellers shall deliver the original signed Notes to Buyers for cancellation within ten (10) business days of the effective date of any such adjustment and the Buyers shall simultaneously therewith issue new promissory notes, identical in form and substance to such canceled notes, except for the adjusted principal amount and dated the Closing Date.

     (c) Buyers have deposited with the Title Company the amount of $500,000 ("DEPOSIT") to be disbursed by the Title Company pursuant to the terms and conditions of the Escrow Agreement, as amended to the same date hereas, in the form attached hereto as EXHIBIT 1.4(C). The disposition of the Deposit shall be governed by the terms thereof and of this Agreement.

     (d) At the Closing, the Sellers shall accept from Buyers the following promissory notes and other documents in part payment of the Purchase Price:

          (i) a promissory note in the principal amount of $6,410,000, substantially in the form set forth in EXHIBIT 1.4(D)(I)-1 hereof (the "MONROVIA NOTE"), to be issued by Alta Monrovia to PREC, PMBC and MHC, and secured by a first lien and deed of trust on the real property assets and equipment of the Monrovia Community Hospital Facility, substantially in the form set forth in EXHIBIT 1.4(D)(I)-2 hereof (the "MONROVIA DEED OF TRUST").

          (ii) a promissory note in the principal amount of $3,500,000, substantially in the form set forth in EXHIBIT 1.4(D)(II)-1 hereof (the "ORANGE NOTE"), to be issued by Alta Orange to LCMC, and secured by a first lien and deed of trust on the real property assets and equipment of the Orange County Community Hospital - Orange Facility, substantially in the form set forth in EXHIBIT 1.4(D)(II)-2 hereof (the "ORANGE DEED OF TRUST").

          (iii)a promissory note in the original principal amount of $3,788,078, substantially in the form set forth in EXHIBIT 1.4(D)(III)-1 hereof (the "PARACELSUS SUBORDINATED NOTE"), to be issued by Buyers (other than Alta Orange) to Sellers, and secured by a subordinated deed of trust on the real property assets and equipment of the Sellers (other than the Monrovia Community Hospital Facility and the Orange County Community Hospital-Orange Facility), substantially in the form set forth in EXHIBIT 1.4(D)(III)-2 hereof (the "SUBORDINATED DEED OF TRUST") and further secured by the Limited Guaranty Agreement of Buyers (other than Alta Monrovia and Alta Orange), substantially in the form set forth in EXHIBIT 1.4(D)(III)-3 hereof (the "LIMITED
               GUARANTY"). The principal amount of the Paracelsus Subordinated Note may be (x) increased or decreased in accordance with Sections 1.5 and 1.6 and (y) increased by the amount, if any, required to be paid by Buyers under the Limited Guaranty. The maximum principal amount of the Paracelsus Subordinated Note shall be the sum of (x) and (y) and shall not exceed $8,000,000.

The outstanding principal amounts of the Monrovia Note, the Orange Note and the Paracelsus Subordinated Note shall be reduced in the event Buyers make full payment on all three Notes within the first anniversary of the Closing Date according to the following schedule:

               (a) Payment within first 180 days following the Closing Date shall reduce the outstanding aggregate principal balance of the three Notes by $1,000,000;

               (b) Payment within first 270 days following the Closing Date shall reduce the outstanding aggregate principal balance of the three Notes by $750,000;

               (c) Payment within first 360 days following the Closing Date shall reduce the outstanding aggregate principal balance of the three Notes by $500,000;

               (d) Payment within first 455 days following the Closing Date shall reduce the outstanding aggregate principal balance of the three Notes by $250,000.

     1.5 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be due and payable at Closing by Buyers as follows:

     (a)  Cash equal to the Purchase Price less the Deposit; PLUS

     (b)  The Deposit; LESS

     (c)  The principal amount of the Monrovia Note; LESS

     (d)  The principal amount of the Orange Note; LESS

     (e)  The principal amount of the Paracelsus Subordinated Note; LESS

     (f) Assumption of capital leases related to Sellers in the amount set forth on the Final Balance Sheet (in amounts mutually acceptable to Buyers and Sellers), LESS

     (g) Assumption of Assumed Liabilities in the amounts determined from the Final Balance Sheet according to the categories set forth in
          SCHEDULE 1.4(B); LESS

     (h) An amount equal to the Bellwood Long Term Debt and related prepayment penalty at the Closing Date.

The cash portion of the Purchase Price (less the Deposit) payable to Sellers at Closing shall not exceed Sixteen Million Dollars ($16,000,000) and, to the extent such cash portion amount exceeds $16,000,000, the excess shall be added to and increase the principal amount of the Paracelsus Subordinated Note, subject to all of its terms and conditions.

     1.6  FINAL BALANCE SHEET; RECONCILIATION.

     (a) On a date not later than ninety (90) days after the Closing Date, Buyer shall deliver to Sellers an unaudited balance sheet for the Hospital Businesses as of the Closing Date (the "FINAL BALANCE SHEET"), prepared in accordance with the terms of this Agreement and otherwise in accordance with GAAP. The Purchase Price shall be adjusted, if necessary, by the amount in the account balances Buyers and Sellers agreed to use, as reflected in SCHEDULE 1.4(B) and based upon the Closing Balance Sheet, differ from the same account balances reflected on the Final Balance Sheet (the "FINAL PURCHASE PRICE ADJUSTMENT"). In the event that Sellers shall dispute any entry in the Final Balance Sheet and such dispute is not resolved to the mutual satisfaction of Sellers and Buyers within one hundred twenty (120) days after the Closing Date, Sellers and Buyers shall each have the right to require that such dispute be submitted to Deloitte & Touche LLP or, if Deloitte & Touche LLP is unable or unwilling to participate, another mutually acceptable independent "big five" certified public accounting firm, in any event acting as experts and not as arbitrators, for computation or verification of the Final Balance Sheet entries in accordance with the provisions of this Agreement and otherwise where applicable in accordance with GAAP. The foregoing provisions for certified public accounting firm review shall be specifically enforceable by the parties. The decision of such accounting firm shall be final and binding upon Sellers and Buyers and there shall be no right of appeal from such decision. Such accounting firm's fees and expenses shall be borne by the party whose determination has been adversely modified by such accounting firm's decision or by both parties in proportion to the relative amount each party's determination has been adversely modified.

     (b) Sellers shall remit promptly to Buyers any payments Sellers may receive which constitute payments of accounts receivable of Buyers, including any of the Accounts Receivable purchased pursuant to this Agreement. Sellers also shall remit promptly to Buyers any payments Sellers may receive which constitute payments with respect to the Program Receivables that Sellers are obligated to pay to Buyers pursuant to the Medicare Reconciliation Note. Buyers shall remit promptly to Sellers any payments Buyers may receive that constitute payments of the Excluded Receivables except payments Buyers may receive which constitute payments with respect to the Program Receivables that Sellers are obligated to pay to Buyers pursuant to the Medicare Reconciliation Note. Sellers shall provide Buyers with such agreements, and shall issue such instructions to their fiscal intermediary, as may be necessary to permit Buyers to negotiate, deposit and otherwise receive for its own account the Assets and receive payments on the Medicare Reconciliation Note.

     (c) Within two hundred ten (210) days after the Closing, Buyers shall prepare and deliver to Sellers a reconciliation of the Program Receivables (the "RECONCILIATION") identifying the amount collected on the Program Receivables and credited as payments by Sellers on the Medicare Reconciliation Note for the period one hundred eighty (180) days after the Closing. In the event that the amount collected differs from the amount paid by Buyers to Sellers at Closing for the Medicare Reconciliation Note, Sellers shall pay to Buyers such balance of the Medicare Reconciliation Note within thirty (30) days of demand by Buyers. In the event that Sellers shall dispute the Reconciliation and such dispute is not resolved to the mutual satisfaction of Buyers and Sellers within two hundred and forty (240) days of the Closing Date, Sellers and Buyers shall each have the right to require such disputed determinations to be handled pursuant to the dispute resolution process set forth in Section 1.6(a). Sellers'
obligations under this provision shall be secured by the Medicare Reconciliation Note. The Medicare Reconciliation Note shall be delivered to Buyers at the Closing by Sellers fully executed. In lieu of making a payment to Buyers of any amount determined as finally due on the Medicare Reconciliation Note, Sellers may credit such amount against the amount due Sellers under first the Paracelsus Subordinated Note, and then the Monrovia Note. If neither such Note exists at the time such payment is due, Paracelsus shall make such payment in cash.

     1.7  DEFINITIONS;  INTERPRETATION.   In  this  Agreement,  unless  the
context otherwise requires:

          (1) the term "ACCOUNTS RECEIVABLE" shall have the meaning ascribed to it in Section 3.8 of this Agreement;

          (2) the term "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person and includes the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise;

          (3) the term "AFFILIATED GROUP" shall have the meaning ascribed to it in Section 3.21(a) of this Agreement;

          (4) "AGREEMENT" means this Agreement and all Exhibits and Schedules hereto;

          (5) the term "ASSETS" shall have  the  meaning  ascribed to it in
     Section 1.1 of this Agreement;

          (6) the term "ASSOCIATE" shall have the meaning ascribed to it in
     Section 3.16(a) of this Agreement;

          (7) the term "ASSUMED CONTRACTS" shall mean such Contracts specifically assumed by Buyer and listed on SCHEDULE 6.6 hereof;

          (8) the term "ASSUMED LIABILITIES" shall mean the liabilities described in Section 1.3 hereto;

          (9) the term "AUDITED BALANCE SHEET" shall have the meaning ascribed to it in Section 3.5(a)(i) of this Agreement;

          (10) the term "BALANCE SHEET DATE" shall mean July 31, 1998;

          (11) the term "BASE PURCHASE PRICE" shall have the meaning ascribed to it in Section 1.4(a)(i) of this Agreement;

          (12) the term "BELLWOOD MOB" shall mean the medical office building described on SCHEDULE 1.7 hereto;

          (13) the term "BELLWOOD LONG TERM DEBT" shall mean the amount outstanding by the Bellwood Medical Office Building Partnership under the loan payable to Met Life Capital Financial Corporation in the original principal amount of $3,500,000, which outstanding balance as of April 30, 1998 was $3,334,548.31;

          (14) the term "BUYERS' INDEMNIFIED PERSONS" shall have the meaning ascribed to it in Section 11.1 of this Agreement;

          (15) the term "CLAIM NOTICE" shall have the meaning ascribed to it in Section 11.5(e) of this Agreement;

          (16) the term "CLOSING" shall have the  meaning ascribed to it in
     Section 2.1 of this Agreement;

          (17) the term "CLOSING BALANCE SHEET" shall have the meaning ascribed to it in Section 1.4 of this Agreement;

          (18) the term "CLOSING DATE" shall have the meaning ascribed to it in Section 2.1 of this Agreement;

          (19) the term "CODE" shall  have  the  meaning  ascribed to it in
     Section 3.19(a) of this Agreement;

          (20) the term "CONFIDENTIAL INFORMATION" shall have the meaning ascribed to it in Section 6.4 of this Agreement;

          (21) the term "CONTRACTS" shall have the meaning ascribed to it in Section 3.14 of this Agreement;

          (22) the term "CONTROLLED GROUP OF CORPORATIONS" shall have the meaning ascribed to it in Section 3.19(a) of this Agreement;

          (23) the term "COST REPORTS" shall have the meaning ascribed to it in Section 3.22 of this Agreement;

          (24) the term "COST REPORT RECEIVABLES" shall have the meaning ascribed to it in Section 1.2;

          (25) the term "DEPOSIT" shall have the meaning ascribed  to it in
     Section 1.4(c);

          (26) the term "DISCLOSED LIABILITIES" shall mean all obligations of Sellers under the Assumed Contracts assumed by Buyer arising on or after the Closing Date;

          (27) the term "EFFECTIVE DATE" shall mean the date as of which this Agreement was entered into by the parties, as set forth on the first page hereof;

          (28) the term "EFFECTIVE TIME" shall have the meaning ascribed to it in Section 2.1 of this Agreement;

          (29) the term "EMPLOYEE BENEFIT PLAN" shall have the meaning ascribed to it in Section 3.19(a) of this Agreement;

          (30) the term "EMPLOYEE PENSION BENEFIT PLAN" shall have the meaning ascribed to it in Section 3.19(a) of this Agreement;

          (31) the term "EMPLOYEE WELFARE BENEFIT PLAN" shall have the meaning ascribed to it in Section 3.19(a) of this Agreement;

          (32) the term "ENCUMBRANCES" means liabilities, levies, claims, charges, taxes, assessments, mortgages, security interests, liens, LIS PENDENS, pledges, conditional sales agreements, title retention contracts, leases, subleases, rights of first refusal, options to purchase, restrictions and other encumbrances and agreements to give any of the foregoing which may, in any way, otherwise affect the title of the Real Property or Personal Property;

          (33) the term "ENVIRONMENTAL CLAIM" shall have the meaning ascribed to it in Section 3.11(a) of this Agreement;

          (34) the term "ENVIRONMENTAL LAWS" shall have the meaning ascribed to it in Section 3.11(a) of this Agreement;

          (35) the term "ENVIRONMENTAL REPORT" shall have the meaning ascribed to it in Section 3.11(a) of this Agreement;

          (36) the term "ERISA" shall have the meaning ascribed  to  it  in
     Section 3.19(a) of this Agreement;

          (37) the term "ESCROW AGREEMENT" shall mean the Escrow Agreement of even date herewith by and among Sellers, Buyer and Title Company;

          (38) the term "EXCLUDED ASSETS" shall have the meaning ascribed to it in Section 1.2 of this Agreement;

          (39) the term "EXCLUDED  LIABILITIES"  shall mean all liabilities
     relating   to   the  Hospital  Businesses  other  than   the   Assumed
     Liabilities;

          (40) the term "EXCLUDED LIENS" shall mean the liens affecting the Hospital Businesses listed on Schedule 11.1(ii) and the underlying liabilities and obligations which those liens represent;

          (41) the term "EXCLUDED CONTRACTS" shall mean all Contracts, and such other agreements, commitments, leases, contracts and understandings relating to the Hospital Businesses other than the Assumed Contracts listed in SCHEDULE 6.6;

          (42) the term "EXCLUDED PREPAID EXPENSES" shall have the meaning ascribed to it in Section 1.2 of this Agreement;

          (43) the term "EXCLUDED RECEIVABLES" shall have the meaning ascribed to it in Section 1.2 of this Agreement;

          (44) the term "FACILITIES" shall mean the Hospitals, the clinics, and the other properties (including medical office buildings) owned, managed or leased by Sellers at which the Hospital Businesses are conducted;

          (45) the term "FIDUCIARY" shall have the meaning ascribed to it in Section 3.19(a) of this Agreement;

          (46) the term "FINAL BALANCE SHEET" shall have the meaning ascribed to it in Section 1.6 of this Agreement;

          (47) the term "FINAL PURCHASE PRICE ADJUSTMENT" shall have the meaning ascribed to it in Section 1.6 of this Agreement;

          (48) the term "FINANCIAL STATEMENTS" shall have the meaning ascribed to it in Section 3.5(a) of this Agreement;

          (49) the term "GOVERNMENT REIMBURSEMENT PROGRAMS" shall have the meaning ascribed to it in Section 3.22 of this Agreement;

          (50) the term "GAAP" shall mean generally accepted accounting principles;

          (51)  the   term  "HSR  ACT"  shall  mean  the  Hart-Scott-Rodino
     Antitrust Improvements Act of 1976, as amended;

          (52) the terms "HEREOF," "HEREIN," "HEREBY," and derivative or similar words refer to this entire Agreement;

          (53) the term "HILL-BURTON ACT" shall have the meaning ascribed to it in Section 3.27 of this Agreement;

          (54) the term "HOSPITALS" shall mean the general acute care hospitals licensed in the State of California and listed in the Recitals of this Agreement;

          (55) the term "HOSPITAL BUSINESSES" shall mean the businesses described in the Recitals or otherwise owned, managed or leased by Sellers and related to the Facilities;

          (56) the term "INCLUDE" or "INCLUDING" means including without limitation;

          (57) the term "INDEMNIFIED PARTY" shall have the meaning ascribed to it in Section 11.5(a)(i) of this Agreement;

          (58) the term "INDEMNIFYING PARTY" shall have the meaning ascribed to it in Section 11.5(a)(i) of this Agreement;

          (59) the term "INDEMNITY NOTICE" shall have the meaning ascribed to it in Section 11.5(f) of this Agreement;

          (60) the term "INTELLECTUAL PROPERTIES" shall have the meaning ascribed to it in Section 3.14(c) of the Agreement;

          (61) the term "INTEREST COMMENCEMENT DATE" shall have the meaning ascribed to it in Section 1.8 of this Agreement;

          (62) the term "INTERIM BALANCE SHEET" shall have the meaning ascribed to it in Section 3.5(a)(ii) of this Agreement;

          (63) the term "INVESTMENTS" shall have the meaning ascribed to it in Section 3.4(b) of this Agreement;

          (64)   the   term   "JCAHO"  shall  mean  Joint   Commission   on
     Accreditation of Healthcare Organizations;

          (65) the term "JOINT VENTURE" shall mean the 71.322% general partnership interest of PMBC relating to the Bellwood Medical Office Building Partnership pursuant to that certain Partnership Agreement dated September 30, 1985 by and among the parties named as partners in Exhibit A thereof;

          (66) the term "JUDGMENT" includes any order, writ, injunction, decree, determination or award of any court, governmental agency or authority or tribunal (including arbitration panels);

          (67) the term "LLC ASSETS" shall have the meaning ascribed to it in Section 1.9 of this Agreement;

          (68) the term "LLC ASSETS AMOUNT" shall have the meaning ascribed to it in Section 1.9 of this Agreement;

          (69) the  term  "LOSSES" shall have the meaning ascribed to it in
     Section 11.1 of this Agreement;

          (70) the term "MATERIALS OF ENVIRONMENTAL CONCERN" shall have the meaning ascribed to it in Section 3.11(a) of this Agreement;

          (71) the term "MEDICARE RECEIVABLE" shall have the meaning ascribed to it in Section 1.2 of this Agreement;

          (72) the term "MEDICARE RECONCILIATION NOTE" shall have the meaning ascribed to it in Section 5.7;

          (73) the term "MONROVIA NOTE" shall have the meaning ascribed to it in Section 1.4(d)(i) of this Agreement;

          (74) the term "MULTI-EMPLOYER PLAN" shall have the meaning ascribed to it in Section 3.19(a) of this Agreement;

          (75) the term "NOTICE PERIOD" shall have the meaning ascribed to it in Section 11.5(a)(i) of this Agreement;

          (76) the term "ORANGE NOTE" shall have the meaning ascribed to it in Section 1.4(d)(ii) of this Agreement;

          (77) the term "OTHER PERMITTED ENCUMBRANCES" shall have the meaning ascribed to it in Section 3.17 of this Agreement;

          (78) the term "OTHER PLAN" shall have the meaning ascribed to it in Section 3.19(a) of this Agreement;

          (79) the term "PARACELSUS SUBORDINATED NOTE" shall have the meaning ascribed to it in Section 1.4(d)(iii) of this Agreement;

          (80) the term "PARTNER" includes general and limited partners, limited liability company members, limited liability partnership partners, and co-venturers;

          (81) the term "PARTY" means any party to this Agreement, its respective successors and permitted assigns;

          (82) the term "PBGC" shall have the  meaning  ascribed  to  it in
     Section 3.19(a) of this Agreement;

          (83) the term "PERMITTED ENCUMBRANCES" shall mean encumbrances described on SCHEDULE 3.10 and specifically approved by Buyer;

          (84) the term "PERSON" means any individual, company, body corporate, association, partnership, firm, joint venture, trust and governmental agency;

          (85) the term "PERSONAL PROPERTY" shall have the meaning ascribed to it in Section 3.17 of this Agreement;

          (86) the term "PHC" shall mean Paracelsus Healthcare Corporation, a California corporation;

          (87) the term "PHYSICAL INVENTORY" shall have the meaning ascribed to it in Section 1.4(a)(iv);

          (88) the term "PRIVATE PAY RECEIVABLES" shall have the meaning ascribed to it in Section 1.4(a)(ii);

          (89) the term "PROGRAM RECEIVABLES" shall have the meaning ascribed to it in Section 1.4(a)(iii) of this Agreement;

          (90) the term "PROHIBITED TRANSACTION" shall have the meaning ascribed to it in Section 3.19(a) of this Agreement;

          (91) the term "PURCHASE PRICE" shall have the meaning ascribed to it in Section 1.4 of this Agreement;

          (92) the term "REAL PROPERTY" shall have the meaning ascribed to it in Section 3.10 of this Agreement;

          (93) the term "REPORTABLE EVENT" shall have the meaning ascribed to it in Section 3.19(a) of this Agreement;

          (94) the term "SELLERS' INDEMNIFIED PERSONS" shall have the meaning ascribed to it in Section 11.3 of this Agreement;

          (95) the term "SUBSIDIARY" shall have the meaning ascribed to it in Section 3.4(a) of this Agreement;

          (96) the term "TAX" shall have  the  meaning  ascribed  to  it in
     Section 3.21(a) of this Agreement;

          (97) the term "TAX RETURN" shall have the meaning ascribed to it in Section 3.21(a) of this Agreement;

          (98) the term "THIRD PARTY CLAIM" shall have the meaning ascribed to it in Section 11.5(a)(i) of this Agreement;

          (99) the term "TITLE COMPANY" shall mean Chicago Title Company;

          (100) the term "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act, as amended;

          (101) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time in accordance with this Agreement;

          (102) references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time prior to the Closing Date and all rules and regulations promulgated thereunder prior to the Closing Date;

          (103) the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose the contents of such document as an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself;

          (104) each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that such party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant;

          (105)   references   to  time  are  references  to  Los  Angeles,
     California time; and

          (106)  references  to  "KNOWLEDGE   OF   SELLERS"   or  "SELLERS'
     KNOWLEDGE" mean (i) the actual knowledge of such Person or (ii) the knowledge such Person should have after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees (including each Facility's chief executive officer and chief financial officer or employees with comparable responsibilities) and professional advisers (including attorneys, accountants, reimbursement specialists, and consultants) of the Person who could reasonably be expected to have knowledge of the matter in question; and

          (107) "ARTICLES" and "SECTIONS" are references to articles and sections of this Agreement.

     1.8 INTEREST. Unless otherwise provided herein to the contrary, any payment required to be made by any party pursuant to this Agreement, if not paid before ten (10) business days after the date such payment is required to be made (the "INTEREST COMMENCEMENT DATE"), shall include interest from the Interest Commencement Date to the date such payment is made, computed at an annual rate equal to the average prime rate of Citibank, N.A., during such period PLUS one percent (1%) per annum. All requests for payment pursuant to this Section shall be accompanied by a certificate of an officer of the party entitled to receive such payment setting forth the amount of the payment due pursuant to this Agreement (without regard to any amounts payable through operation of this Section), the applicable Interest Commencement Date and applicable interest rate.

     1.9 SALE OF LINCOLN COMMUNITY MEDICAL LLC'S ASSETS. Provided the Closing has occurred with respect to the purchase and sale of the Hospital Businesses in accordance with the terms of this Agreement, simultaneous with such Closing, Sellers shall cause the LLC to sell, assign, convey, transfer and deliver to Alta Bellwood and Alta Bellwood shall purchase at such Closing all of the LLC's interests in and to all assets, real, personal and mixed, tangible and intangible owned or leased by the LLC at Closing, including all Assets described or listed in Section 1.1, and employed in the operations of the Bellwood Facility and the Buena Park Facility (the "LLC ASSETS"). The purchase and sale of the LLC Assets, as set forth in the preceding sentence, shall be subject to all of the terms and conditions of this Agreement to the extent such Agreement would apply if the LLC Assets were a part of the "Assets," defined in Section 1.1 of this Agreement, and the LLC were one of the "Sellers" as defined and used in this Agreement. Alta Bellwood agrees to pay Sellers as the purchase price for the LLC Assets (the "LLC ASSETS AMOUNT") an amount equal to the sum of (a) Four Hundred Ninety Thousand Dollars ($490,000), and (b) forty nine (49%) percent of the total of the following amounts, determined in each case as of the Closing Date and limited solely to the LLC Assets:

     (a) The net book value of the Private Pay Receivables of LLC at Closing; PLUS

     (b) The amount of the Program Receivables of LLC at Closing (which amount shall be included in the Medicare Reconciliation Note); PLUS

     (c) The cost (valued at the lower of cost or market method as of the date of such inventory) of the Physical Inventory of LLC; PLUS

     (d) Prepaid expenses of LLC (in an amount acceptable to Buyer) at Closing; LESS

     (e)  Assumption  of  Assumed  Liabilities   of   LLC  in  the  amounts
determined from the Final Balance Sheet according to the categories set forth in Schedule 1.4(b).

     Without limiting the preceding, the LLC Assets Amount shall initially be determined in the manner provided in Section 1.4(b), and thereafter, shall be adjusted in the manner provided in Sections 1.6 and 5.7 for Final Balance Sheet reconciliation and the Medicare Reconciliation Note, in each case, applicable to the LLC Assets.

2.   CLOSING.

     2.1 CLOSING. Subject to the satisfaction or waiver by the appropriate party of all the conditions precedent to Closing specified in Articles 7 and 8, the consummation of the sale and purchase of the Hospital Businesses and the other transactions contemplated by and described in this Agreement (the "CLOSING") shall take place at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles, California 90064-1614, Los Angeles, California, at 10:00 A.M. on September 30, 1998, or on such earlier or later date or at such other location as the parties may mutually agree in writing (the "CLOSING DATE"). The Closing shall be effective as of 11:59.99 P.M. on the Closing Date (the "EFFECTIVE TIME").

     2.2  ACTIONS  OF  SELLERS  AT  CLOSING.   At  the  Closing and  unless
otherwise waived in writing by Buyers, Sellers shall deliver to Buyers:

     (a) Deeds containing general warranties of title, fully executed by Sellers in recordable form, conveying to Buyers good and marketable fee title (either fee or leasehold as the case may be) to the Real Property, free and clear of all Encumbrances except the Permitted Encumbrances;

     (b) General Bills of Sale and Assignment, fully executed by Sellers, in form and substance acceptable to Buyers, conveying to Buyers good and valid title (fee or leasehold as the case may be) to all Assets, other than the Real Property, free and clear of all Encumbrances other than the Assumed Liabilities;

     (c) Assignments of Leases and Contracts, fully executed by Sellers, in form and substance acceptable to Buyers, conveying Sellers' interests in the Assumed Contracts to Buyers;

     (d) copies of resolutions duly adopted by the board of directors of each Seller authorizing and approving the consummation of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and in full force and effect as of the Closing Date by the appropriate officers of such Seller;

     (e) certificates of the duly authorized President or a Vice President of each Seller certifying that each representation and warranty of such Seller set forth herein and not qualified as to materiality is true and correct in all material respects as of the Closing Date, and each representation and warranty of such Seller qualified as to materiality is true and correct as of the Closing Date and that each covenant and agreement of such Seller to be complied with or performed on or prior to the Closing Date pursuant to this Agreement has been complied with or performed in all material respects;

     (f) certificates of incumbency for the respective officers of Sellers executing this Agreement or making certifications for Closing, dated as of the Closing Date;

     (g) certificates of existence and good standing of each Seller from the State of California, each dated the most recent practical date prior to Closing;

     (h)  comfort  letters  from   reputable   law  firms,  in  such  forms
acceptable to Buyers, relating to the legality of the Joint Venture;

     (i) all governmental and third party consents and approvals, to the extent necessary; and

     (j) such other instruments and documents as Buyers reasonably deems necessary to effect the transactions contemplated hereby.

     2.3  ACTIONS  OF  BUYERS  AT  CLOSING.   At  the  Closing  and  unless
otherwise waived in writing by Sellers, Buyers shall deliver to Sellers:

     (a)  the Purchase Price in the form set forth in Section 1.5;

     (b) assumption of liabilities agreements evidencing Buyers assumption of Sellers liabilities and obligations under the Assumed Contracts, including the master lease with the Bellwood Medical Office Building Partnership and the guaranty thereof;

     (c) the Environmental Indemnification Agreement, dated the Closing Date among Alta LLC, Alta Monrovia and PREC, PMBC and MHC;

     (d)  the Monrovia Deed of Trust;

     (e)  the Orange Deed of Trust;

     (f)  the Subordinated Deed of Trust;

     (g)  the Limited Guaranty;

     (h)  the Notice and Agreement required by Section 8.9;

     (i) copies of resolutions duly adopted by the governing body of each Buyer authorizing and approving Buyers' performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and in full force and effect as of the Closing Date by the appropriate officers of Buyers;

     (j) certificates of the duly authorized President or a Vice President of Buyers certifying that each representation and warranty of Buyers set forth herein and not qualified as to materiality is true and correct in all material respects as of the Closing Date, and each representation and warranty of Buyers qualified as to materiality is true and correct on the Closing Date, and that each covenant and agreement of Buyers to be complied with or performed on or prior to the Closing Date pursuant to this Agreement has been complied with or performed in all material respects;

     (k) certificates of incumbency for the respective officers of Buyers executing this Agreement or making certifications for Closing, dated as of the Closing Date;

     (l) certificates of existence and good standing of each Buyer from the state of its incorporation, dated the most recent practical date prior to Closing; and

     (m) such other instruments and documents as Sellers reasonably deem necessary to effect the transactions contemplated hereby.

3.   REPRESENTATIONS AND WARRANTIES OF SELLERS.

     As of the date hereof and as of the Closing Date, Sellers jointly and severally represent and warrant to Buyers that:

     3.1  ORGANIZATION AND CAPACITY.

     (a) Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. None of Sellers is licensed, qualified or admitted to do business in any jurisdiction other than the State of California and there is no other jurisdiction in which the ownership, use or leasing of any of Sellers' assets or properties, or the conduct or nature of their businesses, makes such licensing, qualification or admission necessary. The information concerning each of Sellers set forth on SCHEDULE 3.4 is accurate in all respects. True and complete copies of the articles of incorporation and bylaws of each Seller and PHC are attached to SCHEDULE 3.1.

     (b) The minutes of meetings of Sellers' boards of directors and executive committees (if any) since January 1, 1996, have been made available to Buyers prior to the effective date hereof, and contain a true, correct and complete record of all material actions taken at all meetings, and by all written consents in lieu of meetings, of the boards of directors and executive committees (if any) of the boards of directors of each of Sellers.

     (c) The Joint Venture is duly organized, validly existing and in good standing under the laws of its state of organization. SCHEDULE 3.1(C) sets forth the name of each Person that owns or to Sellers' knowledge, has the right to acquire, directly or indirectly, an interest in the Joint Venture. Except as set forth on SCHEDULE 3.1(C), since January 1, 1998, there have been no distributions of any kind (including any return of capital) to any Person with an interest in the Joint Venture.

     3.2 CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC.

     (a) The execution, delivery and performance of this Agreement by each Seller and PHC and all other agreements referenced in or ancillary hereto and relating to the transactions contemplated by this Agreement to which such Seller is a party and the consummation of the transactions contemplated herein by such Seller:

          (i) will be duly and validly authorized, executed and delivered on behalf of Sellers;

          (ii) are within such Seller's corporate powers, are not in contravention of law or of the terms of its articles or certificate of incorporation and bylaws;

          (iii) except as otherwise expressly herein provided or listed  on
     SCHEDULE 3.2, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement;

          (iv) do not conflict, result in any breach or contravention of, or permit the acceleration of the maturity of any liabilities of Sellers, and do not create or permit the creation of any Encumbrance on or affecting any of the assets of any Seller;

          (v) do not violate any statute, law, rule or regulation of any governmental authority to which any of Sellers or its assets may be subject (including any bulk transfer law);

          (vi) do not violate any judgment, consent decrees or injunctions to which any of Sellers may be subject; and

          (vii) do not conflict with or result in a breach or violation of any agreement to which any of Sellers is a party or to which any of them is bound.

     (b) This Agreement and all agreements hereunder to which any Seller or PHC becomes a party, upon the satisfaction of the condition precedent set forth in Section 8.6, are valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with the respective terms hereof or thereof.

     3.3 LIMITED DISCLAIMER OF WARRANTIES. The physical condition of the Assets will be sold by Sellers and purchased by Buyers in their condition at Closing, "AS IS", WITH NO WARRANTY OF HABITABILITY OR FITNESS FOR HABITATION and WITH NO WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, any and all of which warranties (both express and implied) Seller hereby disclaims. Notwithstanding the foregoing, Sellers warrant that they have good and valid title to all of the Assets, free and clear of all claims, liens, mortgages, charges, security interests, encumbrances LIS PENDENS and other restrictions or limitations of any kind whatsoever except Permitted Encumbrances. Except as set forth on SCHEDULE 3.3, none of Sellers is a party to, or bound by, any other agreement, instrument or understanding restricting the transfer of the Assets. Further, nothing in this
Section 3.3 shall be construed to limit the scope or effect of the express representations and warranties contained in Sections 3.10 and 3.12.

     3.4  SUBSIDIARIES; INVESTMENTS; THIRD PARTY OPTIONS.   Except  as  set
forth on SCHEDULE 3.4:

     (a) none of Sellers (i) is a member of or owns a majority of the common stock of any corporation or (ii) has the power to vote or direct the voting of sufficient securities, interests or members to elect a majority of the directors, members or trustees of any corporation, limited liability company, limited liability partnership or general or limited partnership (each such corporation described in clause (i) or (ii) above, a "SUBSIDIARY");

     (b) none of Sellers owns or has the right to acquire, directly or indirectly, any shares of capital stock of any corporation, interests in general or limited partnerships, interests in limited liability companies or partnerships, and interests in joint ventures, or other equity or debt instruments in any such Persons (collectively, "INVESTMENTS");

     (c) there are no existing agreements, options, commitments or rights with, of or to any Person to acquire, directly or indirectly, any Assets (including the Joint Venture) or any interest therein.

     3.5  FINANCIAL STATEMENTS.

     (a) Sellers attach hereto as SCHEDULE 3.5 true and complete copies of the following financial statements prepared on an accrual basis (together with the Closing Balance Sheet) (collectively, the "FINANCIAL STATEMENTS"):

          (i) an audited combined balance sheet of Paracelsus Healthcare Corporation as of December 31, 1997 (including the notes thereto, the "AUDITED BALANCE SHEET"), and the related combined statements of revenue and expenses and combined statements of cash flow, and notes thereto, for the years then ended, together with the report thereon of Ernst & Young LLP, independent auditors accompanied by the related opinions of such auditors;

          (ii) an unaudited balance sheet of each Facility and the related statement of revenue and expenses and statements of cash flow for the seven months ended July 31, 1998 (collectively, the "INTERIM BALANCE SHEET").

     (b) The Financial Statements are true, complete and accurate and fairly present in all material respects the financial condition and results of operations of Sellers as of the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles, subject in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Balance Sheet); and the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as otherwise expressly set forth therein.

     3.6 EXTRAORDINARY LIABILITIES. Sellers attach hereto an accurate list as SCHEDULE 3.6 of all liabilities of Sellers not included within
SCHEDULE 3.5 which are of the kind and character required in financial statements prepared in accordance with GAAP, whether accrued, absolute, contingent or otherwise, together with, in the case of those liabilities which are not fixed in amount, a reasonable estimate of the maximum amount which may be payable in respect thereof. None of Sellers have any indebtedness or liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due in the future, except as disclosed in the Schedules attached hereto that would have a material adverse effect on a Hospital. There are no facts that are not fully disclosed in the Schedules attached hereto which might serve as the basis for any liability or obligation of Sellers that would have a material adverse effect on a Hospital.

     3.7  POST-BALANCE SHEET  RESULTS.   Since  the  Balance Sheet Date and
except as set forth on SCHEDULE 3.7, there has not been:

     (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), working capital reserves, income or business of Sellers or the Facilities;

     (b) any property damage, destruction or loss (whether or not covered by insurance) affecting the Assets exceeding in the aggregate $50,000, provided that Sellers shall have the right to repair (at their sole cost) such damage, destruction or loss in a timely fashion or Buyers shall be entitled to a Purchase Price reduction in a mutually acceptable amount for such damage, destruction or loss; PROVIDED, FURTHER, that if any of the Hospital Businesses is materially and adversely affected by such damage, loss or destruction, Buyers may cancel this Agreement in accordance with
Section 10.5 hereof;

     (c) any increase in the compensation payable or to become payable by any of Sellers relating to the Facilities to any of their employees or agents, or any bonus payment or arrangement made to or with any employees or agents, except in the ordinary course of business in accordance with existing personnel policies and employment Contracts described on
SCHEDULE 3.14, and none of Sellers has employed any additional management personnel;

     (d) any labor dispute, enactment of law or adoption of regulation or any event or condition of any character materially adversely affecting the business of any Seller;

     (e) any sale, assignment, transfer, distribution or other disposition of any asset of Sellers, except in the ordinary course of their business;

     (f) the incurrence of any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) except in the ordinary and regular course of the Hospital Businesses or except as otherwise described in or contemplated by this Agreement;

     (g) the payment, discharge or satisfaction of any liability or obligation (whether absolute, accrued, contingent or otherwise) other than by payment, discharge or satisfaction in the ordinary and regular course of the Hospital Businesses, except as otherwise described in or contemplated by this Agreement;

     (h) the imposition on any of the Assets of any mortgage, pledge, lien, LIS PENDENS, security interest, encumbrance or restriction;

     (i) the cancellation or waiver of any rights in respect of any of the Assets, except in the ordinary and regular course of Sellers' business;

     (j)  any change in any method of accounting or accounting practice;

     (k) other than compensation paid in the ordinary course of employment or pursuant to the Contracts, the payment of any amount to, the payment of any amount on behalf of, the sale of any Assets to, or the entering into of any agreement or arrangement with, any officer, director, trustee or shareholder of Sellers, or any Affiliate or Associate of any officer, director, trustee or shareholder of Sellers;

     (l) except as described in SCHEDULE 3.11, the payment of any amount to any Person in respect of any claim, obligation, liability, loss, damage or expense, of whatever kind or nature, based upon any provision of federal, state or local law or regulations or common law pertaining to environmental protection; or

     (m) the initiation or prosecution of any transaction relating to the Hospital Businesses by any Seller, shareholder, director, officer or third party outside the ordinary course of business.

     3.8 ACCOUNTS RECEIVABLE. Except as set forth in SCHEDULE 3.8, the accounts receivable of Sellers, including the Program Receivables (the "Accounts Receivable"), to the extent uncollected, arose from bona fide commercial transactions and are not subject to any Encumbrances. To Sellers' knowledge, there are not any refunds, discounts or setoffs payable or assessable with respect to the Accounts Receivable (taken as a whole) not reflected in reserves or allowances in the Financial Statements. To Sellers' knowledge, Sellers adequately record on the Financial Statements all estimates for future Cost Report settlements under the Government Reimbursement Programs for all years open to settlement. Sellers have heretofore delivered to Buyers the following information about the Accounts Receivable as of April 30, 1998: (a) the aging of the Accounts Receivable by financial classification; and (b) each Account Receivable in excess of $500 and outstanding more than 15 days after the date of discharge.

     3.9 INVENTORY. The inventory and supplies of Sellers are valued on the Financial Statements at the lower of cost (on a first-in, first-out basis) or market and are properly stated in the Interim Balance Sheet as of the Balance Sheet Date.

     3.10 REAL PROPERTY. Sellers own, or at Closing will own, fee or leasehold title to the real property described in SCHEDULE 3.10 as the "Real Property", together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto (the "Real Property"), and no Seller, any Affiliate of any Seller or any third party has created or may assert any rights in respect of any Encumbrances which will interfere with Buyer's use of the Real Property after Closing; and

     (a) at Closing the Real Property will be subject only to the Permitted Encumbrances;

     (b) the Real Property comprises all of the real property owned and leased by Sellers associated with or employed in the operation of the Hospital Businesses of Sellers;

     (c) except as set forth on SCHEDULE 3.10, to Sellers' knowledge, none of Sellers has received a written notice (or reduced to writing an oral notice) of a violation of any applicable ordinance or other law, order, regulation or requirement, and none has received a written notice (or reduced to writing an oral notice) of condemnation or similar proceeding relating to any part of the Real Property or the operation thereof;

     (d) except as set forth on SCHEDULE 3.10, to Sellers' knowledge, the Real Property and its operation are in compliance in all material respects with all planning, zoning and building codes and ordinances; to Sellers' knowledge, none of Sellers has received any outstanding or uncured notice alleging that the Facilities violate local planning, zoning and building codes and ordinances; and, except as set forth on SCHEDULE 3.10, to Sellers' knowledge the consummation of the transactions contemplated herein will not result in a violation of any applicable planning, zoning or building code or ordinance, or the termination of any applicable zoning variances or "grandfathering" now existing;

     (e) to Sellers' knowledge and except as set forth on any survey certified to Buyers at Closing or otherwise disclosed on SCHEDULE 3.10, no part of the Real Property contains, is located within or abuts any flood plain, navigable water or other body of water, tideland, wetland, marshland or any other similar area which is subject to special State, federal or municipal regulation, control or protection;

     (f) except for those tenants in possession of the Real Property under Contracts described in SCHEDULE 3.14, there are no parties in possession of, or claiming any possession, adverse or not, to or other interest in, any portion of the Real Property as lessees, tenants at sufferance, trespassers or otherwise;

     (g) no tenant is entitled to any rebate, concession, or free rent, other than as reflected in the Contract with such tenant; no commitments have been made to any Tenant for repairs or improvements other than for normal repairs and maintenance in the future or improvements required by the tenant Contract; no rents due under any of the tenant Contracts have been assigned or hypothecated to, or encumbered by, any Person, other than pursuant to Permitted Encumbrances, as additional security for the payment thereof; and rents reflected in the Contracts were at fair market value as of the date of such Contract;

     (h) except as set forth on SCHEDULE 3.10, all painting, repairs, alterations and other work required to be performed by Sellers as landlord under each of the tenant Contracts, and all of the other obligations of Sellers as landlord required to be performed thereunder, have been, or will be as of the Closing Date, fully performed and either paid for or accrued on the Final Balance Sheet; and

     (i) to Sellers' knowledge, all essential utilities (including water, sewer, gas, electricity and telephone service) are available to the Real Property, as currently developed by Sellers, and, to the knowledge of Sellers, there are no conditions existing which could result in the termination or reduction of the current access from the Real Property to existing roadways.

     3.11 ENVIRONMENTAL MATTERS.

     (a) The following definitions apply to this Section: (i) "ENVIRONMENTAL CLAIM" means any written notice (or oral notice reduced to writing by any Seller) by a Person alleging potential liability of any of Sellers (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (1) the presence, or release into the environment, of any Materials of Environmental Concern (as defined below) at any location, whether or not owned by Sellers, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws; (ii) "ENVIRONMENTAL LAWS" means any and all federal, state and local laws and regulations (including common law) relating to pollution or protection of the environment (including ground water, land surface or subsurface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern; (iii) "MATERIALS OF ENVIRONMENTAL CONCERN" means pollutants, contaminants, hazardous waste, medical waste, toxic substances, petroleum and petroleum products; and (iv) "ENVIRONMENTAL REPORT" means any and all environmental assessments or reports, including all exhibits and/or appendices attached thereto, described on SCHEDULE 3.11 or otherwise prepared by an environmental consulting or engineering firm selected by Buyers in anticipation of the consummation of the transactions described herein.

     (b) To Sellers' knowledge, each Seller, in the conduct of its Hospital Business, is in compliance in all material respects with all applicable Environmental Laws. Except as described in the Environmental Report or on SCHEDULE 3.11, to Seller's knowledge, none of Sellers has received any written communication (or reduced to writing any oral communication), whether from a governmental authority, employee or other Person, that alleges that any of Sellers is not in full compliance with all applicable Environmental Laws. Each Seller has all material permits, licenses and approvals required under applicable Environmental Laws to own its properties and to conduct its Hospital Businesses thereon. All such permits and other governmental authorizations currently held by Sellers pursuant to the Environmental Laws are identified in SCHEDULES 3.11 AND 3.18.

     (c) There is no Environmental Claim pending or, to Sellers' knowledge, threatened against Sellers or, to Sellers' knowledge, against any Person whose liability for any Environmental Claim any Seller has or may have retained or assumed either contractually or by operation of law.

     (d) To Sellers' knowledge, during the period Sellers have operated any of the Facilities, no actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge or disposal of any Materials of Environmental Concern, have occurred that could reasonably be expected to form the basis of any Environmental Claim against any of Sellers, except as set forth in the Environmental Report or on
SCHEDULE 3.11.

     (e) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where Sellers currently store, dispose or arrange for the disposal of Materials of Environmental Concern are identified in SCHEDULE 3.11, (ii) to Sellers' knowledge, all Contracts dealing with the removal, storage, disposal and handling of Materials of Environmental Concern are with properly licensed vendors, (iii) to Sellers' knowledge, all underground storage tanks, and the capacity and contents of such tanks, located on the Real Property are identified in the Environmental Report or on SCHEDULE 3.11, (iv) to Sellers' knowledge and except as set forth in the Environmental Report or on SCHEDULE 3.11, there is no asbestos contained in or forming part of the Real Property owned or ground leased by Sellers, and (v) except as set forth on SCHEDULE 3.11, no polychlorinated biphenyls (PCBs) are used or stored at any Real Property owned or ground leased by Sellers.

     3.12 EQUIPMENT. Since the Balance Sheet Date, none of Sellers has sold or otherwise disposed of any item of equipment having a value in excess of $5,000, except with a comparable replacement thereof. Except as set forth on SCHEDULE 3.12, Sellers own (or have valid leasehold titles to) all equipment located on the Real Property or within the Facilities and which is ordinarily and typically required by any hospital, or medical clinic, as the case may be, providing a similar scope and level of care as Sellers. Except as set forth on SCHEDULE 3.12, all equipment (except for leased equipment as to which the lessors have valid security interests) is held by Sellers free and clear of any Encumbrance. No Person other than Sellers owns any equipment situated on the Real Property, except for (i) items leased by Sellers pursuant to Assumed Contracts, (i) ordinary items customarily owned or leased by tenants of the Facilities and wholly within their respective leased premises, and (iii) other items with an aggregate value of less than $5,000. Except as set forth on SCHEDULE 3.12, all equipment will be in the same operating condition, reasonable wear and tear excepted, as existed on March 31, 1998, which equipment as of March 31, 1998 was in such operating condition necessary for the Facilities to meet JACHO accreditation standards.

     3.13 TRADEMARKS,  COMPUTER  SOFTWARE, ETC.  Except  as  set  forth  on
SCHEDULE 3.13 or in Contracts described on SCHEDULE 3.14, each of Sellers has the right to use, free and clear of any royalty or other payment obligations, claims of infringement or other Encumbrances, (a) all Intellectual Properties used or needed by it in the conduct of its Hospital Businesses, including those Intellectual Properties described in
SCHEDULE 3.13; and (b) all computer software, programs and similar systems owned by or licensed under Contracts to Sellers or used in the conduct of the Hospital Businesses, including those computer software, programs and similar systems described in SCHEDULE 3.13; and, except as set forth on
SCHEDULE 3.13, none of Sellers is in conflict with or violation or infringement of, nor has any of Sellers received any notice alleging any conflict with, or violation or infringement of, any Contract or other alleged rights of any Person with respect to any such Intellectual Properties or any computer software, programs or similar systems. To the knowledge of Sellers, no other Person is in conflict with or in violation or infringement of any Contract or other rights of Sellers in and to the Intellectual Properties, or any computer software, programs or similar systems. Except as set forth in SCHEDULE 3.13, subsequent to the Closing and without further action or the payment of additional fees, royalties or other compensation to any Person, Buyers will be entitled to unrestricted (except as provided in the Contracts) use of all Intellectual Properties, computer software, programs and similar systems currently used in the Facilities. The computer software, programs and similar systems currently used in the Facilities support the accounting and operational requirements of the Hospital Businesses.

     3.14 AGREEMENTS AND COMMITMENTS. Sellers attach hereto an accurate list as SCHEDULE 3.14 of all commitments, contracts, leases, licenses, agreements and understandings relating to the Hospital Businesses, and all outstanding offers or solicitations to enter into any of the foregoing (hereinafter called "CONTRACTS"), written or oral, relating to the Facilities or operation thereof, to which any of Sellers is a party, or by which any of them or any of the Assets are affected, title clouded or bound (including provider based physician agreements, managed care agreements, agreements with health maintenance organizations, independent practice organizations, preferred provider organizations or other alternative delivery systems, joint venture, partnership or purchase agreements, employment agreements, tenant leases, property management agreements, equipment leases and schedules, equipment maintenance agreements and schedules, agreements with municipalities and labor organizations, loan agreements, bonds, mortgages, liens and other security agreements). Sellers have made available true and correct copies of the Contracts for Buyers' review. Except as set forth on SCHEDULE 3.14, there are no Contracts which render, or at or after Closing would render, Sellers unable to perform their respective obligations under this Agreement. Except for Contracts listed on SCHEDULE 3.14, there are no other Contracts.

     3.15 ASSUMED CONTRACTS.

     (a) The Assumed Contracts constitute lawful, valid and legally binding obligations of one or more of Sellers, as the case may be, and are enforceable against the respective Seller, as the case may be, in accordance with their terms;

     (b) each Assumed Contract constitutes the entire agreement by and between the parties thereto;

     (c) in all material respects, all obligations required to have been performed under the terms of the Assumed Contracts by the respective Seller, as the case may be, and, to Sellers' knowledge, by the other parties to the Assumed Contracts, have been performed, no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under the Assumed Contracts, and each of such Assumed Contracts is in full force and effect;

     (d) except as described on SCHEDULE 3.2, none of the Assumed Contracts requires the consent of any Person to the purchase by Buyers of the Assets; and

     (e) except as set forth on SCHEDULE 3.14, the purchase of the Assets by Buyers at Closing will not result in any penalty, premium or variation or violation of the rights, remedies, benefits or obligations of any party to the Assumed Contracts.

     3.16 CERTAIN   AFFILIATE   TRANSACTIONS.    Except  as  set  forth  in
SCHEDULE 3.16:

     (a) none of Sellers is indebted, either directly or indirectly, to any officer, trustee or director of any Seller, or to any other Person in which any of the foregoing has a financial interest ("ASSOCIATE"), in any amount whatsoever relating to the Hospital Businesses, other than current obligations for payments of salaries, bonuses and other fringe benefits for past services rendered or payments under any Contract disclosed on
SCHEDULE 3.14; and

     (b) no officer, trustee or director of any Seller, and no Associate, is indebted to any Seller.

     3.17 TITLE TO PERSONAL PROPERTY. Sellers own, or at Closing will own, and hold good and valid title or leasehold title to all Assets, other than the Real Property (the "PERSONAL PROPERTY"), free and clear of any and all Encumbrances other than Permitted Encumbrances and those other Encumbrances described on SCHEDULE 3.17 and approved by Buyers (the "OTHER PERMITTED ENCUMBRANCES").

     3.18 HEALTHCARE LICENSES.

     (a) The following Hospitals are duly licensed by the California Department of Health Services as general acute care hospitals with the number of licensed beds listed across from its name:

                 Medical/       Acute         CCU       ICU      SUB-ACUTE   PEDIATRIC    PERINATAL
                 Surgical    PSYCHIATRIC
                  ACUTE
(i)   Hollywood Community
      Hospital     92             0         3         5            0           0           0
(ii)  Hollywood Community
      Hospital of
      Van Nuys      1             59        0         0            0           0           0
(iii) Los Angeles
      Community
      Hospital     66             0         0         6            30          12          16
(iv)  Los Angeles Community
      Hospital of
      Norwalk      44             0         0         6            0           0           0
(v)   Bellwood General
      Hospital     69             0         4         4            0           0           8
(vi)  Orange County
      Community Hospital-
      Buena Park   17            36         0         0            0           0           0
(vii) Monrovia Community
      Hospital     45             0         0         4            0           0           0


      (b) Except as set forth on SCHEDULE 3.18, the clinics and the ancillary departments located at the Facilities which are required to be specifically licensed are duly licensed as health facilities by the appropriate state health agencies or exempt from licensure. Except as set forth on SCHEDULE 3.18, the Facilities are in compliance in all material respects with such licensing requirements. Sellers attach hereto an accurate list and summary description and copy (SCHEDULE 3.18) of all material licenses, permits and franchises owned or held by Sellers relating to the ownership, development or operations of the Facilities, all of which are, to Sellers' knowledge, in good standing and not subject to meritorious challenge. There are no provisions in or agreements relating to any such licenses, permits and franchises which would preclude or limit Sellers from operating the Facilities and using all the beds therein as they are currently classified. Sellers have delivered, or prior to Closing will deliver, to Buyers copies of all licensure survey reports of the California Department of Health Services, and all fire marshal reports, relating to the Facilities issued after December 31, 1995. All violations set forth in such reports, if any, or of which any of Sellers has notice or knowledge, have been or prior to Closing will be corrected in all material respects. SCHEDULE 3.18 also lists the Hospital's peer review organizations.

     3.19 EMPLOYEE BENEFIT PLANS.

     (a) As used herein, the term: (i) "CODE" means the Internal Revenue Code of 1986, as amended; (ii) "ERISA" means the Employment Retirement Income Security Act of 1974, as amended; (iii) "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2); (iv) "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1); (v) "EMPLOYEE BENEFIT PLAN" means any (1) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(2) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (3) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (4) Employee Welfare Benefit Plan or material fringe benefit plan or program; (vi) "OTHER PLAN" means any Contract or program (other than those described on SCHEDULE 3.20) which provides cash or non-cash benefits or perquisites to employees of any of Sellers, but which is not an Employee Benefit Plan; (vii) "FIDUCIARY" has the meaning set forth in ERISA Section 3(21); (viii) "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37); (ix) "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563; (x) "PBGC" means the Pension Benefit Guaranty Corporation; (xi) "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975; and (xii) "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043;

     (b) SCHEDULE 3.19 lists each Employee Benefit Plan and Other Plan that Sellers maintain or to which any of them contributes.

          (i) Except as set forth in SCHEDULE 3.19, each Employee Benefit Plan (and related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws, and has been administered and operated in all material respects accordance with the terms of the Plan;

          (ii) Except as set forth in SCHEDULE 3.20, all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan, and the requirements of Part 6 of Subtitle B to Title I of ERISA and of Code Sec. 4980B have been met with respect to each Employee Benefit Plan which is an Employee Welfare Benefit Plan;

          (iii) all contributions (including employer contributions and employee salary reduction contributions) to each Employee Benefit Plan which is an Employee Pension Benefit Plan that are required to be paid prior to the Closing Date have been paid, and all contributions in respect of periods ending the day prior to the Closing Date that are not required to be paid prior to the Closing Date have been accrued on the Final Balance Sheet in accordance with applicable laws and consistent with the past custom and practice of Seller; all premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Employee Benefit Plan which is an Employee Welfare Benefit Plan;

          (iv) each Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received a favorable determination letter from the Internal Revenue Service, copies of which have been provided to Buyers;

          (v) the market value of assets under each Employee Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination; and

          (vi) Seller has delivered to Buyers correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letters received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and other funding agreements which implement each Employee Benefit Plan.

     (c) With respect to each Employee Benefit Plan that any of Sellers, or the Controlled Group of Corporations which includes any of Sellers, maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

          (i) no such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Employee Pension Benefit Plan has been instituted or threatened;

          (ii) to Sellers' knowledge, there have been no Prohibited Transactions with respect to any Employee Benefit Plan that would subject any of the Sellers or the Controlled Group of Corporations which includes any of Sellers to any material liability; no Fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan; no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or threatened; and, to Sellers' knowledge, there exists no basis for any such action, suit, proceeding, hearing or investigation; and

          (iii) none of Sellers has incurred, and, to Sellers' knowledge, there is no reason to expect that any of Sellers will incur or be responsible for, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any Employee Benefit Plan which is an Employee Pension Benefit Plan.

     (d) None of Sellers, and none of the other members of the Controlled Group of Corporations that includes any of Sellers, contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer plan or has any material liability (including withdrawal liability) under any Multiemployer Plan.

     (e) None of Sellers, and none of the other members of the Controlled Group of Corporations that includes Sellers, maintains or contributes, or ever has maintained or contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

     3.21 EMPLOYEES AND EMPLOYEE RELATIONS. SCHEDULE 3.20 attached hereto sets forth a complete list (as of the date set forth therein) of names, positions, current annual salaries or wage rates, and bonus and other compensation arrangements of all full-time and part-time employees of Sellers employed in the operation of the Facilities and Hospital Businesses (indicating whether each employee is part-time or full-time). Except as set forth on SCHEDULE 3.20, to Sellers' knowledge, Sellers' relations with its employees are good. Except as set forth on SCHEDULE 3.20, there is no pending or, to Sellers' knowledge, threatened employee strike, work stoppage or labor dispute. Except as set forth on SCHEDULE 3.20, to Sellers' knowledge, no union representation question exists respecting any employees of any of Sellers, no collective bargaining agreement exists or is currently being negotiated by any of Sellers, no demand has been made for recognition by a labor organization by or with respect to any employees of any of Sellers, no union organizing activities by or with respect to any employees of any of Sellers are taking place, and none of the employees of any of Sellers is represented by any labor union or organization. Except as set forth on SCHEDULE 3.20, there is no unfair practice claim against any of Sellers before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to Sellers' knowledge, threatened against or involving the Hospital Businesses, and none has occurred. To Sellers' knowledge, Sellers are in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. To Sellers' knowledge, none of Sellers is engaged in any unfair labor practices. Except as set forth on SCHEDULE 3.20 OR 3.24, there are no pending or, to Sellers' knowledge, threatened EEOC, wage and hour, unemployment compensation, workers' compensation or similar claims against any of Sellers or the Facilities. SCHEDULE 3.20 also sets forth a complete list of employees whose employment with any of Sellers has terminated for any reason (a) as of the effective date hereof, at any time during the ninety (90) day period ending no earlier than two business days prior to the effective date hereof, and (b) as of two business days before the Closing Date, since the date of the immediately preceding list. None of Sellers will be subject to any claim or liability for severance pay as a result of the transactions contemplated by this Agreement. All claims of present and former employees of Sellers on the account of or for (x) overtime pay for any period on or before the Closing Date, (y) wages, salary, bonuses or amounts accruing under any Employee Benefit Plan or Other Plan, or (z) sick pay, severance pay, claim for unlawful discharge, holiday or vacation pay or paid time off, have been or will be fully accrued on the Financial Statements.

     3.21 TAXES.

     (a) As used herein, the term (i) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, stamp, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, tax, assessment, charge, levy or fee of any kind whatsoever, including any interest or penalties thereon and additions thereto, which are due or alleged to be due to any taxing authority, whether disputed or not; (ii) "Tax Return" means any federal, state or local return, declaration, report, claim for refund, information return or statement, including any schedule or attachment thereto and amendments relating to Taxes; and (iii) "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law.

     (b) Sellers have filed all Tax Returns required to be filed by or on behalf of any of them, all such Tax Returns are correct and complete in all material respects, and Sellers have duly paid or made provision in the Financial Statements for the payment of all Taxes; except as set forth on
SCHEDULE 3.21, none of Sellers currently is the beneficiary of any extension of time within which to file any Tax Return; no claim has ever been made by a taxing authority in a jurisdiction where any of Sellers does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; and there are no Encumbrances on any assets of any of Sellers that arose in connection with any failure (or alleged failure) to pay any Tax.

     (c) Each Seller has withheld proper and accurate amounts from its employees' compensation in full and complete compliance with all withholding and similar provisions of the Code and any and all other applicable laws, and has withheld and paid, or caused to be withheld and paid, all Taxes on monies paid by Sellers to independent contractors, creditors, stockholders, partners and other Persons for which withholding or payment is required by law.

     (d) No taxing authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth on
SCHEDULE 3.21 OR 3.24, there is no dispute or claim concerning any Tax liability of Sellers either (i) claimed or raised by any authority in writing, or (ii) as to which either Seller or any of Sellers has notice or knowledge based upon personal contact with any agent of such authority;
SCHEDULE 3.21 lists all federal, state, local and foreign income Tax Returns filed with respect to Sellers on or after December 31, 1993, and indicates those Tax Returns that have been audited and those that currently are the subject of audit or that have not been audited; Sellers have provided to Buyer access to all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any Seller prior to December 31, 1993.

     (e) There is not currently in effect any waiver of a statute of limitations in respect of Taxes by any of Sellers or any agreement to extend the time with respect to a Tax assessment or deficiency.

     (f) None of Sellers has filed a consent under Code Sec. 341(f) concerning collapsible corporations; none of Sellers has made any payments, is obligated to make any payments, and is a party to any Contract that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sec. 280G; none of Sellers has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii); Sellers have disclosed on their federal income Tax Returns, to the extent required by law, all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662; none of Sellers is a party to any Tax allocation or sharing agreement.

     (g) None of Sellers has any liability for the Taxes of any Person other than Sellers (i) under Reg. <section>1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

     3.22 MEDICARE PARTICIPATION/ACCREDITATION. The Facilities (other than Orange County Community Hospital - Orange) are qualified for participation in the Medicare and MediCal programs (together with their respective intermediaries or carriers, the "GOVERNMENT REIMBURSEMENT PROGRAMS"), are entitled to reimbursement under the Medicare Program for services rendered to qualified Medicare beneficiaries, and comply in all material respects with the conditions of participation in, and have received all approvals or qualifications necessary for capital reimbursement on the assets of Sellers from, all Government Reimbursement Programs. There is no pending or, to Sellers' knowledge, threatened proceeding or investigation by any of the Government Reimbursement Programs, or for reimbursement of amounts due or to become due to Sellers from the Government Reimbursement Programs (the "AGENCY RECEIVABLES"). The cost reports of the Facilities (other than Orange County Community Hospital - Orange) for which cost reports may be filed under the Government Reimbursement Programs, and for reimbursement of any other Agency Receivables ("COST REPORTS") for all Cost Report periods through September 30, 1997, have been filed and have been audited through the Cost Report period ending September 30, 1995. The Cost Reports were filed when due and do not claim, and the Facilities (other than Orange County Community Hospital - Orange) have not received, reimbursement in excess of the amount provided by law or any applicable agreement, except to the extent set forth in the Financial Statements. Except as set forth on
SCHEDULE 3.22, there exists no dispute or issue under appeal between any of Sellers and any governmental authority, fiscal intermediary or carrier or other Person regarding the Government Reimbursement Programs, other than with respect to adjustments made in the ordinary course of business for open Cost Report years which do not involve more than $100,000 in the aggregate. All liabilities and contractual adjustments of the Facilities (other than Orange County Community Hospital - Orange) under the Government Reimbursement Programs have been properly reflected and adequately reserved in the Financial Statements. Each Hospital (other than Orange County Community Hospital - Orange) is duly accredited by the JCAHO for the three
(3) year period ending identified on SCHEDULE 3.22 hereof. Sellers have made available for Buyers' review a true and complete copy of the most recent JCAHO survey report for each Facility (other than Orange County Community Hospital - Orange). Sellers have taken all reasonable steps to correct all material deficiencies noted therein.

     3.23 LEGAL  AND  REGULATORY   COMPLIANCE.   Except  as  set  forth  on
SCHEDULE 3.23, each of Sellers are in compliance with all applicable laws of federal, state and local authorities and all applicable rules, regulations and requirements of all federal, state and local commissions, boards, bureaus and agencies having jurisdiction over the Facilities and the Hospital Businesses, including the Internal Revenue Service, the California Franchise Tax Board, the Office of Statewide Health Planning and Development, the South Coast Air Quality Management District, and the California Department of Health Services; and Sellers have timely filed all reports, data and other information required to be filed with such commissions, boards, bureaus and agencies where a failure to file timely would have a material adverse effect on Sellers, the Assets or the Facilities. Except as set forth on SCHEDULE 3.23, none of Sellers has received written notice of, nor to Sellers' knowledge is there threatened, any investigation by governmental authorities regarding a violation of the Medicare fraud and abuse provisions of the federal Social Security Act or any comparable state legislation or any investigation by any third party (including banks, insurance companies, lenders and others) regarding any allegations of fraud and to Sellers' knowledge, there exist no facts which might reasonably form the basis of any such claim, action, suit, proceeding or investigation on or after the Closing Date.

     3.24 LITIGATION OR PROCEEDINGS. Sellers attach hereto an accurate list and summary description as SCHEDULE 3.24 of all litigation, arbitration or other proceedings with respect to the Facilities and Hospital Businesses in which any Seller, or any insurer of any Seller, is a party with respect to the Facilities and Hospital Businesses. Except as set forth on SCHEDULE 3.24, all such proceedings are fully insured (except for applicable deductibles). Except as set forth on SCHEDULE 3.24, none of Sellers is in default in any material respect under any judgment of any court, arbitration tribunal or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except to the extent set forth on
SCHEDULE 3.24, there are no material claims, actions, suits, proceedings or investigations pending, or to Sellers' knowledge, threatened against or affecting any of Sellers, at law or in equity, or before or by any court, arbitration tribunal, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. To Sellers' knowledge, there exist no facts that might reasonably form the basis of any such claim, action, suit, proceeding or investigation on or after the Closing Date.

     3.25 INSURANCE. Sellers attach hereto an accurate schedule (SCHEDULE 3.25) disclosing the insurance policies covering the ownership and operations of the Assets and Hospital Businesses, including the Joint Venture, which Schedule sets forth the names of each insurer and the number, coverage and limit, term and premium of each such policy. All of such policies are outstanding and in full force and effect with insurers unaffiliated with Sellers, with no premium arrearages. Except as described on SCHEDULE 3.25, to Sellers' knowledge, since January 1, 1991, no liability insurance carrier has canceled or reduced, or given notice of its intention to cancel or reduce, the policy limit (including an increase in the self-insured retention) of any liability insurance coverage with respect to the Facilities or the Joint Venture and, to Sellers' knowledge, there exist no grounds particular to Sellers or the Joint Venture for an insurer to cancel or avoid any such policies or the coverages provided thereby. True and correct copies of all such policies and any endorsements thereto have been or will be delivered to Buyer prior to Closing.

     3.26 MEDICAL STAFF MATTERS. Sellers have made available to Buyers true, correct and complete copies of the bylaws and rules and regulations of the medical staff and medical executive committee of the Facilities. Except as set forth on SCHEDULE 3.26, there are no pending or, to Sellers' knowledge, threatened disputes with medical staff members or applicants or allied health professionals, and, except as set forth on SCHEDULE 3.26, all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired. SCHEDULE 3.26 sets forth a complete and accurate list and description of (a) the name of each member of the medical staff (active, associate, courtesy or other) of the Facilities since January 1, 1995, (b) the age of each current medical staff member, and (c) the title, specialty and board certification, if any, of each medical staff member.

     3.27 SPECIAL FUNDS. Except as set forth on SCHEDULE 3.27, none of Sellers or the Assets are subject to any liability in respect of funds received by any Person for the purchase or improvement of any of Sellers' assets under restricted or conditioned grants or donations, including monies received under the Public Health Service Act, 42 U.S.C. Section 291 ET SEQ. (the "Hill-Burton Act").

     3.28 BROKERS AND FINDERS. Except as set forth on SCHEDULE 3.28, none of Sellers, any Affiliate of any Seller, and any officer, director, employee or agent thereof, has engaged any finder or broker in connection with the transactions contemplated hereunder.

     3.29 EXPERIMENTAL PROCEDURES. Except as set forth on SCHEDULE 3.29, none of Sellers has performed or specifically authorized the performance of any experimental or research procedures or studies involving patients in the Facilities that, to Sellers' knowledge, requires the prior approval of any governmental agency.

     3.30 SOLVENCY. No Seller is, and after Closing as a result of the transactions contemplated hereby will be, rendered insolvent or otherwise unable to pay its debts as they become due. No Seller has any intention of filing in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any portion of such Seller's property; and, to Sellers' knowledge, no other Person has filed or threatened to file such a petition against any Seller.

     3.31 OPERATION OF THE FACILITIES. The Assets constitute all assets, properties, goodwill and businesses necessary to operate the Hospital Businesses in all material respects in the manner in which they have been operated prior to the effective date hereof.

     3.32 FULL DISCLOSURE. This Agreement and Schedules hereto do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein not misleading.

4.   REPRESENTATIONS AND WARRANTIES OF BUYERS.

     As of the date hereof and as of the Closing Date, each Buyer represents and warrants to Sellers the following:

     4.1 CORPORATE CAPACITY. Each Buyer is or will be as of the Closing duly organized and validly existing in good standing under the laws of the State of California. Each Buyer has the requisite power and authority to enter into this Agreement, perform its obligations hereunder and to conduct its businesses as now being conducted.

     4.2 CORPORATE POWERS; CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC. The execution, delivery and performance of this Agreement by Buyers and all other agreements referenced in or ancillary hereto to which any Buyer is a party and the consummation of the transactions contemplated herein by Buyers:

     (a)  are   within  each  Buyer's  corporate  powers  and  are  not  in contravention of the terms of its governing documents, or any amendments thereto, and have been approved by all requisite corporate action;

     (b) except as otherwise expressly herein provided, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement;

     (c) do not violate any statute, law, rule or regulation of any governmental authority to which any Buyer may be subject and which may have an effect on the Hospital Businesses subsequent to Closing; and

     (d) do not violate any judgment to which any Buyer may be subject and which may have an effect on the Hospital Businesses subsequent to Closing.

     4.3 BINDING EFFECT. This Agreement and all other agreements to which any Buyer becomes a party hereunder are valid and legally binding obligations of such Buyer, enforceable against such Buyer in accordance with the respective terms hereof and thereof, except as enforceability against such Buyer may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

5.   COVENANTS OF SELLERS.

     5.1 BOARDS OF DIRECTORS' APPROVALS. As of the Closing Date, the Boards of Directors of Sellers shall have voted to authorize this Agreement and the transactions contemplated herein and therein and the Secretary of each Seller shall have delivered to Buyers, within such time frame, a certified copy of the resolution of its Board of Directors and shareholders (if required) to such effect.

     5.2  REAL PROPERTY DOCUMENTATION.  Sellers shall obtain, at least five
(5) days prior to Closing, a commitment for an ALTA Policy, from Chicago Title Company, including zoning, survey and inflation endorsements, as to all Real Property being acquired by Buyers pursuant to the transaction contemplated by this Agreement which shall be subject to approval of Buyers (subject to the opportunity of Sellers to cure items disapproved by Buyers), and shall by the Closing Date have obtained title policies or commitments of title policies with respect to all such properties showing the Real Property to be free and clear of all liens, encumbrances, or other assessments, charges, easements, restrictions and stipulations or credits, if any, (except (i) liens for current taxes and assessments, (ii)
rights-of-way, building or use restrictions, exceptions, variances, reservations or other limitations which do not materially impair the current use of the Real Property or for which title insurance coverage has been obtained, and (iii) those standard printed exceptions set forth in the title commitment, and insuring Buyers title to the real property assets in an amount equal to the Purchase Price of the Real Property. The cost of title insurance together with the cost of the ALTA surveys shall be paid by Sellers. Notwithstanding the foregoing, if the Title Company shall charge more than the quote by Commonwealth Title Company (which is attached hereto as EXHIBIT 5.2) for such insurance, Buyers shall pay such difference. Buyers shall use their best efforts to cause the Title Company to utilize Commonwealth Title Company as an excess carrier for such title policy.

     5.3 OPERATIONS. From the effective date hereof until the Closing Date and except as otherwise provided in this Agreement, Sellers will use their best efforts to:

     (a) carry on the Hospital Businesses in substantially the same manner as Sellers have heretofore and not make any material change in personnel, operations, finances, accounting policies, or real or personal property of the Facilities;

     (b) maintain the Assets and all parts thereof in as good working order and condition as at present, ordinary wear and tear excepted;

     (c) operate the Hospital Businesses and the Facilities in accordance with all applicable laws, rules, regulations and judgments;

     (d) perform all of Sellers' obligations under the Contracts as they become due;

     (e) take all actions necessary and appropriate to render title to the Assets free and clear of all Encumbrances (except for the Permitted Encumbrances and the Other Permitted Encumbrances) and to obtain appropriate releases, consents, estoppels and other instruments as Buyer may reasonably request;

     (f) keep in full force and effect present insurance policies or other comparable insurance and maintain sufficient liquid assets to meet all deductible, self-insurance or copayment requirements under present insurance policies; and

     (g) maintain and preserve Sellers' business organizations and operations intact; retain the present employees at the Facilities; maintain Sellers' relationships with physicians, suppliers, customers and others having business relations with Sellers; and take such actions as are necessary and to cause the smooth, efficient and successful transition to Buyers of such business organizations and operations and employee and other relations at Closing.

     5.4 NEGATIVE COVENANTS. From the effective date hereof until the Closing and except as otherwise expressly provided in this Agreement, Sellers will not, without the prior written consent of Buyers, which consent shall not be unreasonably withheld:

     (a) amend or terminate any of the Contracts, enter into any Contract or incur or agree to incur any liability;

     (b) make offers of employment to any employees of Sellers for employment with Sellers or any Affiliate of Sellers after Closing;

     (c) increase compensation payable or to become payable to, make a bonus payment to, or otherwise enter into one or more bonus agreements with, any employee or agent of Sellers, except in the ordinary course of business in accordance with existing personnel policies;

     (d) create, assume or permit to exist any new Encumbrance upon any of the Assets;

     (e) sell, assign, transfer, distribute or otherwise dispose of any property, plant or equipment of Sellers having a value in excess of $5,000 as to any one Seller, except in the ordinary course of business or with comparable replacement thereof;

     (f)  take any action outside the ordinary course of business;

     (g) amend the articles or certificate of incorporation or bylaws of Sellers, or take any action relating to any such amendment or any liquidation or dissolution of Sellers;

     (h) make any distribution or return any capital in respect of the Joint Venture;

     (i) either (i) acquire or agree to acquire all or substantially all the assets or properties or capital stock or other equity securities of any Person, (ii) otherwise acquire or agree to acquire control or ownership of any Person by merger, consolidation or other combination, or (iii) make any capital expenditures except in the ordinary course of business and consistent with past practice and in an amount exceeding $50,000 for each Facility or $250,000 in the aggregate; or

     (j) create, incur, assume, guarantee or otherwise become liable for, cancel, pay, agree to cancel or pay, otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, or waive any right of any Seller to receive any direct or indirect payment or other benefit under, any liability of any Seller, except in the ordinary course of business consistent with past practices and in an amount not exceeding $50,000 individually or $500,000 in the aggregate.

     5.5 GOVERNMENTAL APPROVALS. From the effective date hereof until the Closing Date, Sellers shall (a) promptly apply for and use their best efforts to obtain prior to Closing all consents, approvals, authorizations and clearances of governmental and regulatory authorities required of Sellers to consummate the transactions contemplated hereby, (b) provide such information and communications to governmental and regulatory authorities as Buyers or such authorities may reasonably request, and (c) assist and cooperate with Buyers to obtain all consents, licenses, permits, approvals, authorizations and clearances of governmental and regulatory authorities that Buyers reasonably deem necessary or appropriate, and to prepare any document or other information required of Sellers by any such authorities, to consummate the transactions contemplated herein.

     5.6 TERMINATION OF EMPLOYMENT OF EMPLOYEES. Sellers shall terminate all employees at Closing and shall pay to such employees all amounts accrued and owing to such employees.

     5.7 MEDICARE RECONCILIATION NOTE. Sellers shall have delivered to Buyers a promissory note in the form of EXHIBIT 5.7 hereto (the "MEDICARE RECONCILIATION NOTE"). The original principal balance of the Medicare Reconciliation Note will be an amount equal to the book value of the Medicare Receivables, net of the allowance for doubtful accounts and contractual adjustments related thereto, all as reflected on the Closing Balance Sheet. As provided in such Medicare Reconciliation Note and in
Section 1.6(c), the principal balance of such note will be adjusted to reflect changes in such net book value amount between the date of the Closing Balance Sheet and the Final Balance Sheet.

     5.8 INSURANCE RATINGS. From the effective date hereof until the Closing Date, Sellers will take all action reasonably requested by Buyers (including providing any information requested by Buyers' insurance companies) to enable Sellers to maintain or obtain and preserve the Workmen's Compensation and Unemployment Insurance ratings, insurance policies, deposits and other interests of Sellers and the Facilities for insurance or other purposes. Buyers shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

     5.9 CLOSING CONDITIONS. From the effective date hereof until the Closing Date, Sellers will use reasonable best efforts to cause the conditions specified in Articles 7 and 8 over which they have control to be satisfied as soon as reasonably practicable, but in all events before the Closing Date.

     5.10 CHANGE OF NAME. Buyers shall cause all signs, if any, incorporating the names "Paracelsus" and "Paracelsus Healthcare Corporation" (and all variations thereof) which are located at any of the Hospital Businesses to be removed or modified as soon as reasonably practicable after the Closing Date and in any event within 180 days after the Closing Date, such that such names are no longer used at the Hospital Businesses.

     5.11 ADVERSE ACTIONS AFTER CLOSING. Sellers shall not take, or fail to take, any action after Closing that would render Sellers unable to perform its post-Closing obligations under this Agreement.

     5.12 MAINTENANCE OF SUPPLIES. Sellers shall maintain and restore all drugs, medicines, foods or other supplies used in connection with the operation of each of the Facilities substantially in the same condition and quantity as presently being maintained and as required to properly operate the Hospital Businesses.

     5.13 EXCLUDED CONTRACTS. Sellers legally shall cause the termination, and shall be responsible for all liabilities in connection therewith, of all Excluded Contracts, effective no later than thirty (30) days after the Effective Time or, if later, within the terms of the Contracts provided that notice of termination is given by Sellers at or prior to the Effective Time. Notwithstanding the foregoing, Sellers shall use their best efforts to cause such terminations to occur no later than the Effective Time.

     5.14 SECURITY INTEREST. As security for the due and punctual payment of the Medicare Reconciliation Note, each Seller hereby grants to Buyers a security interest in all of its rights, title and interest in and to the Program Receivables. Each Seller shall execute and deliver to Buyers at Closing a security agreement, in the form attached as EXHIBIT 5.14 hereto.

     5.15 FURTHER ACTS AND ASSURANCES. At any time and from time to time at and after the Closing, upon request of Buyers, Sellers shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney, confirmations and assurances as Buyers may reasonably request to more effectively convey, assign and transfer to and vest in Buyers, their successors and assigns, full legal right, title and interest in and actual possession of the Assets, Facilities and Hospital Businesses, to confirm Sellers' capacities and abilities to perform their post-Closing covenants and agreements under this Agreement, and to generally carry out the purposes and intent of this Agreement. Sellers also shall furnish Buyers with such information and documents in their possession or under their control, or which Sellers can execute or cause to be executed, as will enable Buyers to prosecute any and all petitions, applications, claims and demands relating to or constituting a part of the Assets and Hospital Businesses.

     5.16 LIM-KEITH CLINIC. Sellers legally shall cause the termination, and shall be responsible for all liabilities in connection therewith, of the professional services agreement between the Lim-Keith Medical Group and Hollywood Community Hospital and the operation of the Lim-Keith Clinic at the Hospital. The termination of the agreement is to be effective no later than thirty (30) days after the Effective Time or, if later, within the terms of such agreement provided that notice of termination shall be given by Sellers at or prior to the Effective Time. Notwithstanding the foregoing, Sellers shall use their best efforts to cause such terminations to occur no later than the Effective Time.

6.   COVENANTS OF BUYERS.

     6.1 MAINTENANCE OF PATIENT RECORDS. Buyers understand that all of Sellers' patient records with respect to the Hospital Businesses are being transferred at the Closing to Buyers. With respect to all such patient records, Buyers, as required by law shall: (a) maintain such records in material compliance with applicable law; and (b) allow Sellers, or their agents or representatives, subject to applicable law, to examine such records relating to the period of Sellers' operation of the Hospitals Businesses at any reasonable time and to use or make copies thereof at Sellers' sole expense (provided that the same is permissible by law).

     6.2 REGULATORY APPROVALS. From the effective date hereof until the Closing Date, Buyers shall (a) promptly apply for and use their best efforts to obtain prior to Closing all consents, licenses, permits, approvals (including planning approvals), authorizations and clearances of governmental and regulatory authorities required of them to consummate the transactions contemplated hereby, (b) provide such information and communications to governmental and regulatory authorities as Sellers or such authorities may reasonably request, and (c) assist and cooperate with Sellers to obtain all consents, approvals, authorizations and clearances of governmental and regulatory authorities that Sellers reasonably deem necessary or appropriate, and to prepare any document or other information required of Buyers by any such authorities, to consummate the transactions contemplated hereby.

     6.3 CLOSING CONDITIONS. From the effective date hereof until the Closing Date, Buyers will use their best efforts to cause the conditions specified in Articles 7 and 8 over which Buyers have control to be satisfied as soon as reasonably practicable, but in all events before the Closing Date.

     6.4 ADVERSE ACTIONS AFTER CLOSING. Buyers shall not take, or fail to take, any action after Closing that would render Buyers unable to perform its post-Closing obligations under this Agreement.

     6.5  EMPLOYEE MATTERS.

     (a)  Subject to the exclusions  set  forth  in  this  Section,  and in reliance  upon  the  representations  and  warranties  of  Sellers  made in
Section 3.20, Buyers will interview all of Sellers' employees who are actively at work (I.E., not on a leave of absence) or on the active payroll (excluding for this purpose any employee of Seller who elects to be treated as a retiree of Seller as of the Effective Time for the purpose of qualifying for certain employee benefits) at the Facilities immediately prior to Closing and may choose to make offers to employ such of Sellers' employees acceptable to Buyers provided that Buyers shall be required to extend offers of employment to all but up to fifteen (15) of such employees. For ninety (90) days after the Closing Date, Buyers shall not terminate the employment of the employees hired except for cause. All such employees who accept Buyers' offer of employment shall be referred to as the "HIRED EMPLOYEES."

     (b) Each offer of employment under Section 6.5(a) shall be for a substantially equivalent position, and at a substantially similar wage or salary, as provided by Seller to the Hired Employee immediately prior to the Closing Date (or, as to any employee who is in paid or unpaid inactive status as of the Closing Date who receives an offer of employment from Buyers upon becoming available to return to active status, immediately prior to the first day of such employee's paid or unpaid leave from Seller. As to each Hired Employee, Buyers shall also provide employee welfare benefits, paid time-off and other terms and conditions of employment that are commensurate with those of other employees of Buyers having similar positions. For the purpose of determining welfare benefits coverage and other related matters (including eligibility and participation, but not vesting or benefit accrual, under any Buyer pension benefit plan), each Hired Employee will be considered to have commenced employment with a Buyer on the date such Hired Employee commenced uninterrupted employment with any Seller (whichever is earlier). Notwithstanding the preceding sentence, Buyers shall not be obligated to provide Hired Employees any accrued sick or vacation days upon hiring them. For the purpose of determining vesting and benefit accrual under all Buyers pension benefit plans, each Hired Employee will be considered to have commenced employment with a Buyer on the Employment Commencement Date (as defined below). Health benefits coverage provided by Buyer for Hired Employees shall apply to covered expenses incurred on and after the Employment Commencement Date. The term "EMPLOYEE COMMENCEMENT DATE" shall mean the Closing Date; provided, however, that with respect to any employee who is in paid or unpaid inactive status as of the Closing Date and to whom any Buyer offers employment pursuant to this Section 6.5(b) the term "Employee Commencement Date" shall mean such employee's first day of employment with a Buyer.

     (c) Buyers will not assume or provide COBRA continuation benefits to those former employees of Sellers who have elected COBRA continuation benefits.

     (d) Notwithstanding the provisions of Section 6.5(a) or (b), Buyers shall not be required to offer employment to (i) any person whom Buyers could otherwise terminate for cause, or (ii) the President and Chief Executive Officer (or Administrator), the Chief Financial Officer (or Controller) or the Chief Operating Officer of any Facility.

     6.6 ASSUMED CONTRACTS. Notwithstanding Section 7.7, within ten (10) business days of the delivery of a complete SCHEDULE 3.14 to Buyers by Sellers, Buyers shall provide to Sellers SCHEDULE 6.6 which shall list such Contracts Buyers shall assume as of the Effective Time.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS.

     The obligations of Buyers hereunder are, at the option of Buyers, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Buyers:

     7.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of Sellers contained in this Agreement shall be (a) true and correct when made, (b) if not qualified as to materiality, true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, and (c) if qualified as to materiality, true and correct as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date, and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Sellers on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed by Sellers in all material respects.

     7.2  APPROVALS.

          (a) Buyers shall have fully complied with the applicable provisions of the HSR Act and any and all applicable waiting periods thereunder shall have expired or been terminated, or a legal opinion, reasonably acceptable to Buyers, that no such filing is required shall have been delivered to Buyers.

          (b) All consents and approvals listed in Section 2.2(i) shall have been obtained, and Buyers shall have been furnished with appropriate evidence, reasonably satisfactory to Buyers and their counsel, of the granting of such consents and approvals.

     7.3 PRE-CLOSING CONFIRMATIONS. Buyers shall have obtained documentation or other evidence reasonably satisfactory to Buyers that Buyers and Sellers have received all consents, permits, approvals, authorizations and clearances of governmental and regulatory authorities required to complete the transactions herein contemplated, and that Buyers have:

          (i) no reason to believe it will not obtain Government Reimbursement Programs certification of the Facilities for their operation by Buyers from or after the Closing Date so that Buyers may participate in and receive reimbursement from such programs as of the Closing Date; and

          (ii) obtained such other consents and approvals as may be legally or contractually required for Buyers' consummation of the transactions described herein.

     7.4 ACTION/PROCEEDING. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, wherein an unfavorable judgment would prevent or make materially unfavorable the carrying out of this Agreement or render any of the transactions described herein subject to rescission, and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the sale of the Assets and other transactions contemplated herein.

     7.5  EXTRAORDINARY LIABILITIES/OBLIGATIONS.   Sellers  shall  not have
incurred any liability or obligation outside the ordinary course of business since the effective date hereof which materially affects its Assets; no Seller shall (a) be in receivership, (b) have made any assignment for the benefit of creditors, (c) have admitted in writing its inability to pay its debts as they mature, (d) have been adjudicated a bankrupt, (e) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against any of them, or (f) have entered into any Contract to do or permit the doing of any of the foregoing on or after the Closing Date.

     7.6 TRANSFER OF ASSETS. Sellers shall have furnished to Buyers, in form reasonably acceptable to Buyers and approved by Buyers' counsel, warranty deeds, bills of sale, assignments or other instruments of transfer, and consents and waivers by others, necessary or appropriate to transfer to and effectively vest in Buyers all of the Assets.

     7.7 SCHEDULES. Sellers shall have delivered the Schedules required to be delivered by Sellers, and Buyers shall have approved such Schedules within five (5) business days of delivery by Sellers of a complete set of such Schedules to Buyers. In addition, the updated Schedules delivered by Sellers pursuant to Section 12.1(b) shall not disclose any new matters that, individually or in the aggregate, have or would have a material adverse change in the financial condition, assets, liabilities, income or businesses of Sellers, the Company or the Hospital Businesses, taken as a whole.

     7.8 CLOSING DOCUMENTS. Sellers shall have executed and delivered to Buyers all agreements, instruments, certificates or other documents required to be executed by Sellers pursuant to any term or provision of this Agreement.

     7.9 UCC SEARCHES. Sellers shall have obtained and delivered to Buyers UCC lien, judgment and tax searches showing no Encumbrances on any of the Assets except for Encumbrances that secure the Long Term Debt and the Permitted Encumbrances and the Other Permitted Encumbrances which Buyers accept in writing.

     7.10 PHYSICAL  INVENTORY.   Seller  shall  have  caused  the  Physical
Inventory to be conducted.

     7.11 APPROVAL  OF  BOARDS OF DIRECTORS OF SELLERS  AND  PHC.   Sellers
shall have obtained the approvals of the Boards of Directors of Sellers and PHC in accordance with Section 5.1 hereof.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.

     The obligations of Sellers hereunder are, at the option of Sellers, subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Sellers:

     8.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of Buyers contained in this Agreement shall be (a) true and correct when made, (b) if not qualified as to materiality, true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date; and (c) if qualified as to materiality, true and correct as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date; and each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Buyers on or before the Closing Date shall have been duly complied with and performed by Buyers in all material respects.

     8.2  HSR  APPROVAL.   All  applicable waiting periods specified in the
HSR Act, if applicable, shall have expired or been terminated.

     8.3 ACTION/PROCEEDING. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, wherein an unfavorable judgment would prevent or make materially unfavorable the carrying out of this Agreement or render any of the transactions described herein subject to rescission, and there shall not be in effect any order restraining, enjoining or otherwise preventing consummation of the sale of the Assets.

     8.4 PRE-CLOSING CONFIRMATIONS. Sellers shall have obtained documentation or other evidence reasonably satisfactory to Sellers that Sellers and Buyers have received all consents, approvals, authorizations and clearances of governmental and regulatory authorities required of it to consummate the transactions contemplated hereby, and that Sellers have obtained such other consents and approvals as may be legally or contractually required for Sellers' consummation of the transactions described herein.

     8.5 EXTRAORDINARY LIABILITIES/OBLIGATIONS. Buyers shall not (a) be in receivership or dissolution; (b) have made any assignment for the benefit of creditors; (c) have admitted in writing its inability to pay its debts as they mature; (d) have been adjudicated a bankrupt; (e) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Buyers; or
(f) have entered into any Contract to do or permit the doing of any of the foregoing on or before the Closing Date.

     8.6  APPROVAL OF BOARDS OF DIRECTORS  OF  SELLERS  AND  PHC.   Sellers
shall have obtained the approvals of the Boards of Directors of Sellers and PHC in accordance with Section 5.1 hereof.

     8.7 PHC GUARANTY FEE. Unless Sellers shall have obtained the release of the guaranty of PHC for the lease described on SCHEDULE 8.7 hereto, Buyers agree to pay PHC a guaranty fee equal to two percent (2%) of the outstanding principal balance of the Bellwood Long Term Debt for each year, or portion thereof, such guaranty remains in effect. Notwithstanding the preceding, if Buyers assume the master lease and the guaranty thereof, securing the loan by MetLife Capital Financial Corporation to the Bellwood Medical Office Building Partnership according to the September 16, 1998 letter from MetLife Capital Financial Corporation attached to Schedule 8.7 by October 25, 1998 and pay the one percent (1%) assumption fee, Sellers will waive the incurrance of the 2% guaranty fee for the period from Closing until October 25, 1998. Buyers agree to use all reasonable efforts necessary to assume the master lease and guaranty thereof in the manner and on the terms described in the September 16, 1998 letter from MetLife Capital Financial Corporation to the Bellwood Medical Office Building .

     8.8  PHC SENIOR LENDER CONSENT.  PHC shall have received all necessary
consents  and  releases  from  its  senior   lenders   to   consummate  the
transactions contemplated by this Agreement.

     8.9 CORPORATE INTEGRITY AGREEMENT. PHC shall have received an acknowledgment of and agreement to the Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and Lincoln Community Medical Limited Liability Company and Paracelsus Healthcare Corporation in the form of the Notice and Agreement attached hereto as SCHEDULE 8.9.

9.   [ARTICLE 9 INTENTIONALLY OMITTED]

10.  ADDITIONAL AGREEMENTS.

    10.1 CASUALTY. If any part of the Assets are destroyed, damaged or lost (whether by fire, theft, vandalism or other cause or casualty) prior to the Closing Date, and such destruction, damage or loss does not have a material adverse effect on the conduct of the Hospital Businesses, Buyers shall close this transaction in accordance with its terms, and retain the proceeds (or the right to receive the proceeds) of the applicable insurance policy, and Sellers shall pay or cause to be paid to Buyers any and all applicable insurance proceeds, deductibles and/or coinsurance amounts due or to become due on or after the Closing Date.

    10.2 ALLOCATION OF PURCHASE PRICE. Buyers shall allocate the Purchase Price among the Assets within sixty (60) days after Closing and deliver a copy of such allocation to Sellers. Any Tax Returns or other tax information the parties may file or cause to be filed with any governmental agency shall be prepared and filed consistent with such agreed upon allocation.

    10.3 KEANE SUBLEASE. PHC is licensed to use the KEANE software system and the license is not assignable. The KEANE software system will be provided, together with the data processing services, to Buyers, at Sellers' actual cost, for the first six (6) months following the Closing, pursuant to the terms of a Services Agreement, substantially in the form attached hereto as EXHIBIT 10.3.

    10.4  PHYSICAL  INVENTORY.   Sellers  shall  cause  to be conducted the
Physical Inventory and deliver a report of such Physical Inventory to Buyers which shall be attached as EXHIBIT 10.4.

    10.5  TERMINATION PRIOR TO CLOSING.

     (a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time: (i) on or prior to the Closing Date by mutual consent of Buyers and Sellers; (ii) on the Closing Date by Buyers if any of the conditions specified in Article 7 of this Agreement have not been satisfied or waived in writing by Buyers; (iii) on the Closing Date by Sellers if any of the conditions specified in Article 8 of this Agreement have not been satisfied or waived in writing by Sellers; (iv) by Buyers if there has been any property damage, destruction or loss at any Facility which materially affects the operation of such Facility; (v) by Buyers if Buyers orders a Phase II Environmental Report and an issue relating to Materials of Environmental Concern at any of the Facilities is identified and is unacceptable to Buyers, (vi) by Buyers if Buyers shall not have approved the Schedules in accordance with Section 7.8, (vii) by Buyers or Sellers if the Closing shall not have taken place on or before 11:59.99 P.M. on September 30, 1998 (which date may be extended by mutual written agreement of Buyers and Sellers), in any event unless the party desiring to terminate this Agreement is in default hereunder, and (viii) by Buyers if the form of Services Agreement referred to in Section 10.3 is not acceptable to Buyers.

     (b)  In the event of a termination for any of the reasons set forth in
Section 10.5(a), Buyers shall be entitled to the return of the Deposit.

    10.6  POST-CLOSING MAINTENANCE OF AND ACCESS TO INFORMATION.

     (a) Sellers and Buyer acknowledge that after Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, Tax Returns or audits, compliance with the Government Reimbursement Programs and other laws and regulations, and the prosecution or defense of third party claims. Accordingly, each party shall keep, preserve and maintain in the ordinary course of business, and as required by law and relevant insurance carriers, all books, records (including patient medical records), documents and other information in the possession or control of such party and relevant to the foregoing purposes at least until the expiration of any applicable statute of limitations or extensions thereof.

     (b) Each party shall cooperate fully with, and make available for inspection and copying by, the other party, its employees, agents, counsel and accountants or governmental agencies, upon written request and at the expense of the requesting party, such books, records documents and other information to the extent reasonably necessary to facilitate the foregoing purposes. In addition, each party shall cooperate with, and shall permit and use its reasonable best efforts to cause its respective former and present directors, officers and employees to cooperate with, the other party on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any action, proceeding, arrangement or dispute of any nature with respect to the subject matters of this Agreement and pertaining to periods prior to the Closing Date.

     (c) The exercise by Sellers of any right of access granted herein shall not materially interfere with the business operations of Buyers.

    10.7 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) the agreements, instruments and other documents delivered at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished to Sellers or to Buyers, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Sellers and Buyers may destroy any original documents so reproduced. Sellers and Buyers stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Sellers or Buyers in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

    10.8 MISDIRECTED PAYMENTS, ETC. Each of Sellers and Buyers shall remit to the other with reasonable promptness any payments received, which payments are on or in respect of accounts or notes receivable owned by and due to (or are otherwise payable to) the other. In addition, if any Government Reimbursement Program or other Person determines that funds previously paid or credited to any of Sellers, any other Affiliate of Sellers, or the Facilities in respect of services rendered prior to the Closing Date have resulted in an overpayment or must be repaid, Sellers shall be responsible for, and reimburse Buyers for, the repayment of said monies (and the defense of such actions) subject to the provisions and limitations of Article 11. Subject to the provisions and limitations of
Article 11, if any Buyer suffers any deduction to or offset against amounts due such Buyer of funds previously paid or credited to any Seller, any Affiliate of Sellers, or the Facilities in respect of services rendered prior to the Closing Date, Sellers shall pay immediately to such Buyers the amounts so billed or offset upon demand.

     10.9. GOVERNMENT REIMBURSEMENT PROGRAMS. Sellers will prepare, submit and timely file the terminating Cost Report relating to the Hospital Businesses for the cost report period ending on or prior to the Closing Date.

11.  INDEMNIFICATION AND OTHER RELIEF.

    11.1 INDEMNIFICATION BY SELLERS AND PHC. (a) Subject to and only to the extent provided in this Article 11, from and after the Closing, Sellers and PHC shall indemnify, defend and hold harmless each Buyer, and each Buyers' subsidiaries, designees, stockholders, Affiliates, officers, directors, employees, agents, successors and assigns after Closing (each Buyer and such persons, collectively, "BUYERS' INDEMNIFIED PERSONS"), from and against any damages, claims, costs, losses, liabilities, expenses or obligations (including interest, penalties, court costs, costs of preparation and investigation, reasonable attorneys', accountants' and other professional advisors' fees and associated expenses) (collectively, "LOSSES") incurred or suffered by Buyers' Indemnified Persons, directly or indirectly, as a result of or arising from:

          (i) any breach of any representation or warranty of any Seller contained herein or the nonfulfillment of any covenant, agreement or other obligation of any Seller or PHC, set forth in this Agreement, or any agreement, instrument, certificate or other document delivered or to be delivered pursuant hereto;

          (ii) the Excluded Liabilities, the Excluded Contracts and the Excluded Liens; and

          (iii) Sellers' interest in the Joint Venture arising prior to the Closing Date.

     (b) The indemnification rights provided herein to Buyers' Indemnified Persons shall apply only to Losses that any such Buyers' Indemnified
Persons shall suffer as a result of or due to being such Buyers' Indemnified Persons.

    11.2 LIMITATIONS/SELLERS AND PHC. Sellers and PHC shall have no liability under Section 11.1 and no claim under Section 11.1 of this Agreement shall be made unless notice thereof shall have been given by or on behalf of any of Buyers' Indemnified Persons to Sellers in the manner provided in Section 11.5.

    11.3 INDEMNIFICATION BY BUYERS. Subject to and only to the extent provided in this Article 11, from and after the Closing Date, Buyers shall indemnify, defend and hold harmless Sellers and each of their respective subsidiaries, stockholders, members, Affiliates, officers, directors, trustees, employees, agents, successors and assigns after Closing (Sellers and such persons, collectively, "SELLERS' INDEMNIFIED PERSONS") from and against any Losses incurred or suffered by Sellers' Indemnified Persons, directly or indirectly, as a result of or arising from

     (a) any breach of any representation or warranty of any Buyer contained herein or the nonfulfillment of any covenant, agreement or other obligation of any Buyer, set forth in this Agreement, or any agreement, instrument, certificate or other document delivered or to be delivered pursuant hereto, and

          (b) the Assumed Liabilities.

    11.4  LIMITATIONS/BUYER.    Buyers   shall   have  no  liability  under
Section 11.3 and no claim under Section 11.3 of this Agreement shall be made unless notice thereof shall have been given by or on behalf of any of Sellers' Indemnified Persons to Buyers in the manner provided in
Section 11.5.

    11.5 NOTICE AND PROCEDURE. All claims for indemnification by any Person against whom claims of indemnification are being asserted (an "INDEMNIFYING PARTY") under any provision of Article 11 hereof shall be asserted and resolved as follows:

          (a)(i) If any claim or demand for which an indemnifying party (the "Indemnifying Party") would be liable for Losses to a Buyers' Indemnified Person or a Seller's Indemnified Person, as the case may be (the "INDEMNIFIED PARTY") is asserted against or sought to be collected from the Indemnified Party by a Person other than a Buyer or Seller or any Affiliate thereof (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice (as defined below) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to deliver the Claim Notice to the Indemnifying Party within thirty (30) days after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim if and only to the extent that the Indemnifying Party's ability to defend the Third Party Claim has been irreparably prejudiced by such failure. The Indemnifying Party will notify the Indemnified Party within ten (10) days after receipt of the Claim Notice (the "NOTICE PERIOD") whether the Indemnifying Party intends, at the sole cost and expense of the Indemnifying Party (but subject to the limitations contained herein), to defend the Indemnified Party against the Third Party Claim. The assumption by the Indemnifying Party of the defense of the Third Party Claim shall not constitute an admission by the Indemnifying Party that the claim is one for which the Indemnifying Party is ultimately liable under this Article 11 to the extent provided herein.

          (ii) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, then the Indemnifying Party will have the right to defend, at its sole cost and expense (but subject to the limitations contained herein), the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent will not be unreasonably withheld). The Indemnifying Party will have full control of such defense and proceedings; PROVIDED that the Indemnified Party may file during the Notice Period, at the sole cost and expense of the Indemnified Party, any motion, answer or other pleading that the Indemnified Party may deem necessary or appropriate to protect its interests and not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in
     Section 11.5(a)(iii), if an Indemnified Party takes any such action that is irrevocably prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to that portion of the Third Party Claim prejudiced by the Indemnified Party's action); and PROVIDED FURTHER that, if requested by the Indemnifying Party, the Indemnified Party shall cooperate, at the sole cost and expense of the Indemnifying Party, with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest or, if appropriate in the judgment of the Indemnified Party and related to the Third Party Claim, in making any counterclaim or cross-claim against any Person (other than the Indemnified Party). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to this
     Section 11.5(a)(ii) and, except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnifying Party may not assume the defense of the Third Party Claim if (1) the Persons against whom the claim is made, or any impleaded Persons, include both the Indemnifying Party and any Indemnified Party, and (2) representation of both such Persons by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case any Indemnified Party shall have the right to defend the Third Party Claim and to employ counsel at the expense of the Indemnifying Party, subject to the limitations contained herein.

          (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party intends to defend the Indemnified Party against the Third Party Claim, or if the Indemnifying Party gives such notice but fails diligently to prosecute or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Notice Period, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party (subject to the limitations contained herein), the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted diligently by the Indemnified Party to a final conclusion or settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED that, if requested by the Indemnified Party, the Indemnifying Party shall cooperate, at the sole cost and expense of the Indemnifying Party (subject to the limitations contained herein), with the Indemnified Party and its counsel in contesting the Third Party Claim which the Indemnified Party is contesting, or, if appropriate in the judgment of the Indemnified Party and related to the Third Party Claim, in making any counterclaim or cross claim against any Person (other then the Indemnifying Party).

          (iv)    Notwithstanding     the     foregoing    provisions    of
     Section 11.5(a)(iii), if the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party against the Third Party Claim, and if such dispute is resolved pursuant to
     Section 11.5(c) in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 11.5(a)(iii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for any such costs and expenses. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to
     Section 11.5(a)(iii), but the Indemnifying Party will bear its own costs and expenses with respect thereto if such participation is not at the request of the Indemnified Party.

     (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that is not a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice (as defined below) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give timely notice referred to in the preceding sentence shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party fails to notify the Indemnified Party within twenty (20) days following its receipt of the Indemnity Notice that the Indemnifying Party disputes its obligation to indemnify the Indemnified Party hereunder, the claim will be conclusively deemed a liability of the Indemnifying Party hereunder (subject to the limitations contained herein).

     (c) If the Indemnifying Party timely disputes its liability with respect to a claim described in a Claim Notice or an Indemnity Notice, the Indemnifying Party and the Indemnified Party shall proceed promptly and in good faith to negotiate a resolution of such dispute within sixty (60) days following receipt by the Indemnifying Party of a Claim Notice or an Indemnity Notice.

     (d) Subject to the limitations contained herein, the Indemnifying Party shall pay the amount of any liability to the Indemnified Party within thirty (30) days following its receipt of a Claim Notice or an Indemnity Notice which is indemnifiable hereunder, or on such later date (i) in the case of a Third Party Claim, as the Indemnified Party suffers Losses in respect of the Third Party Claim, or (ii) in the case of an Indemnity Notice in which the amount of the claim is estimated, promptly after the amount of such claim becomes finally determined to the extent such claim is indemnifiable hereunder. In the event the Indemnified Party is not paid in full for its claim in a timely manner after the Indemnifying Party's obligation to indemnify and the amount thereof has been determined in accordance with this Article 11, the amount due shall bear interest from the date that the Indemnifying Party received the Claim Notice or the Indemnity Notice until paid at the interest rate provided in Section 1.9, and in addition to any other rights it may have against the Indemnifying Party, the Indemnified Party shall have the right to set-off the unpaid amount of such claim against any amounts owed by it to the Indemnifying Party.

     (e) The term "CLAIM NOTICE" means written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party under Article 11, enclosing a copy of all papers served, if any, and specifying the nature of and alleged basis for the Third Party Claim and, to the extent then feasible, the alleged amount or the estimated amount of the Third Party Claim.

     (f) The term "INDEMNITY NOTICE" means written notification of a claim for indemnity under Article 11 hereof other than a Third Party Claim by an Indemnified Party to an Indemnifying Party pursuant to Section 11.5(b) hereof, specifying the nature of and specific basis for the claim and, to the extent then feasible, the amount or the estimated amount of the claim.

     (g) Any estimated amount of a claim submitted in a Claim Notice or an Indemnity Notice shall not be conclusive of the final amount of such claim, and the giving of a Claim Notice when an Indemnity Notice is due, or the giving of an Indemnity Notice when a Claim Notice is due, shall not impair such Indemnified Party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. Notice of any claim comprised in part of Third Party Claims and claims that are not Third Party Claims may be given pursuant to either
Section 11.5(a) or 11.5(b).

     (h) For purposes of this Article 11 and with respect to Taxes, a Third Party Claim includes a Revenue Agent's Report, Statutory Notice of Deficiency, Notice of Proposed Assessment, or any other official written notice from a Taxing authority that Taxes are due or that a Tax audit will be conducted.

    11.6  LIMITATION ON INDEMNIFICATION PAYMENTS.

          (a) Neither a Seller Indemnified Party nor a Buyer Indemnified Party shall make any claim for indemnification pursuant to Sections
     11.1 or 11.3 with respect to any matter unless the amount of the Losses arising out of such matter is in excess of $25,000 (a "RELEVANT CLAIM"). Losses that are $25,000 and less for which indemnification would otherwise be provided for shall be accumulated, but such accumulated amount shall be reduced by the amount paid as a Relevant Claim, and once such net accumulated Losses exceeds $100,000, Sellers or Buyers as appropriate shall pay fully such net accumulated Losses. Thereafter Losses less than $25,000 shall again accumulate and be paid in a similar manner.

          (b) Notwithstanding the provisions of Section 11.6(a), any indemnified claim having its basis in any of the following shall not be subject to the thresholds established by such provisions: (i) fraud or intentional misrepresentation, (ii) the failure by any Buyer to pay or observe any Assumed Liability, (iii) the failure by any Seller to pay or observe any Excluded Liability or Excluded Contract, (iv) a breach by Sellers of its obligations to satisfy prior to Closing all obligations secured by a lien on, or a security interest in, the Assets, (v) any breach by Buyers to pay the Purchase Price hereunder,
     (vi) a breach by any Seller to tender any amounts due under the Medicare Reconciliation Note, or (vii) a breach by Buyers or Sellers of their obligation to pay any post-Closing adjustment to the Purchase Price.

    11.7  TREATMENT  OF  INDEMNIFICATION   PAYMENTS.   Any  indemnification
payment made by either party pursuant to this Article 11 shall be treated by the parties as an adjustment to the Purchase Price of the Assets.

    11.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY PERIOD. Notwithstanding any right of Buyers (whether or not exercised) to investigate the affairs of Sellers or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers have, on the one hand, and each Buyer has, on the other hand, the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations and warranties respectively made by Sellers, on the one hand, and each Buyer, on the other hand, in this Agreement or in any certificate respectively delivered by Sellers or Buyers will survive the Closing twenty-four months except that representations and warranties contained in Sections 3.10 and 3.17 shall survive indefinitely and the representations and warranties contained in
Section  3.1,  3.2,  3.3, 3.4, 3.11, 3.13, 3.21, 3.22, 3.23 and 3.27  shall survive the Closing Date until the expiration of the applicable statutes of limitations for Third Party Claims applicable to the matters covered thereby. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to herein as the "SURVIVAL DATE."

12.  GENERAL.

    12.1  SCHEDULES.

     (a) The Schedules and all exhibits and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. Except as set forth in the Schedules, Sellers represent and warrant to Buyers that Sellers have provided or prior to Closing will provide to Buyers access to or complete and genuine copies of all Contracts, instruments and other documents described in, attached to or referenced in the Schedules.

     (b) Sellers shall have the right to update the Schedules prior to and as of Closing for the purpose of ensuring that Sellers' representations and warranties are true and correct in all material respects at such time. Such updating shall not be effective retroactively to the effective date of this Agreement and shall not qualify any representation or warranty made by Sellers as of the effective date hereof.

    12.2 CONSENTED ASSIGNMENT. Sellers shall use its best efforts to obtain the necessary consents to the assignment of the Assumed Contracts to Buyers.

    12.3 TIME OF ESSENCE. Time is of the essence in the performance of this Agreement. This Section may not be waived except in a writing expressly referring hereto.

    12.4 WAIVER OF TRIAL BY JURY. Each party hereby knowingly, voluntarily and irrevocably waives any and all rights it may have to demand that any action, proceeding or counterclaim arising out of or in any way related to this Agreement or the relationships of the parties be tried by a jury. This waiver extends to any and all rights to demand a trial by jury arising from any source including, but not limited to, the Constitution of the United States, the Constitution of the State of California, common law or any applicable law, rule, or regulation.

    12.5 CONSENTS, APPROVALS AND DISCRETION. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by any party or any party must or may exercise discretion, such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

    12.6  EXPENSES; LEGAL FEES AND COSTS.

     (a) Except as otherwise expressly set forth in this Agreement, all expenses of the preparation of this Agreement and of the purchase of the Assets, including counsel fees, accounting fees, brokerage or finder fees and commissions, investment advisor's fees and disbursements, shall be paid or accrued by the party incurring such expense, whether or not such transactions are consummated.

     (b) Sellers shall pay or accrue all sales taxes, if any, arising out of the sale and transfer of the Assets.

     (c) In the event any party incurs legal expenses to enforce any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled at law or in equity.

     (d) In connection with any HSR filing fees, Sellers shall pay fifty percent (50%) and Buyers shall pay fifty percent of such fees.

    12.7 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to such state's conflicts of laws rules.

    12.8 BENEFIT/ASSIGNMENT. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties and their respective legal representatives, successors and assigns; PROVIDED that no party may assign this Agreement or any part hereof, or delegate any duty or obligation to be performed hereunder, to another Person without the prior written consent of the other party except that Buyer may assign this Agreement to one or more designees.

    12.9  ACCOUNTING  DATE.   The transactions contemplated hereby shall be
effective for accounting purposes as of the Effective Time, unless otherwise agreed in writing by Sellers and Buyers.

    12.10 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement (including Section 6.5) are intended solely for the benefit of Buyers and its designees and Sellers and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

    12.11 WAIVER OF BREACH. The waiver by either party of a breach or violation by another party of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach or violation of the same, or a breach or violation of any other, provision hereof. All remedies, either under this Agreement, or by law or otherwise afforded, will be cumulative and not alternative.

    12.12 NOTICES. Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by facsimile or other electronic means, including telegraph and telex (other than for a Claim Notice or Indemnity Notice) , when delivered by overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, in any event addressed as follows:

     Buyers:        Alta Healthcare System LLC
                    11726 San Vicente Boulevard
                    Suite 300
                    Los Angeles, California 90049
                    Attn.: Mr. Samuel Lee
                    Facsimile: (310) 442-4707

     with a copy to: Manatt, Phelps & Phillips, LLP
                    11355 West Olympic Boulevard
                    Los Angeles, California 90064
                    Attn.: Nancy H. Wojtas, Esq.
                    Facsimile: (310) 312-4224

     Sellers:       Paracelsus Healthcare Corporation
                    Paracelsus Real Estate Corporation
                    515 W. Greens Road
                    Suite 800
                    Houston, Texas  77067
                    Attn.:  Chief Executive Officer
                    Facsimile: (281) 774-5413

     with a copy to: Michener, Larimore, Swindle, Whitaker,
                         Flowers, Sawyer, Reynolds & Chalk, L.L.P.
                    3500 City Center Tower II
                    301 Commerce Street
                    Fort Worth, Texas  76102-4186
                    Attn.:  Wayne Whitaker, Esq.
                    Facsimile: (817) 335-6935

or to such other address or number, or to the attention of such other Person, as any party may designate, at any time, in writing in conformity with these notice provisions. Failure to send a copy to counsel shall not invalidate the notice.

    12.13 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of Buyers or Sellers under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as is possible.

    12.14 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

    12.15 DIVISIONS AND HEADINGS. The Table of Contents, the divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

    12.16 ENTIRE AGREEMENT/AMENDMENT. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties representing the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded unless and until made in writing and signed by the parties. The representations and warranties set forth in this Agreement shall survive the Closing and remain in full force and effect as provided in Article 11, and shall survive the execution and delivery of all other agreements, instruments or other documents described, referenced or contemplated herein and shall not be merged herewith or therewith. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement may not be amended or otherwise modified except in a writing duly executed by the parties.

    12.17 DRAFTING. No provision of this Agreement shall be interpreted for or against any party hereto on the basis that such party was the draftsman of such provision, both parties having participated equally in the drafting hereof, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date and year first above written.

BUYERS:

                              Alta Healthcare System LLC
                              Alta Healthcare Building Corporation
                              Alta Bellwood Hospitals, Inc.
                              Alta Hollywood Hospitals, Inc.
                              Alta Los Angeles Hospitals, Inc.
                              Alta Monrovia Hospital, Inc.
                              Alta Orange Hospital, Inc.



                              By:  _______________________________
                                      David R. Topper
                                      Their: President

SELLERS:

                              Paracelsus Healthcare Corporation


                              By:____________________________________
                                  Michael M. Brooks
                                  Its:  Senior Vice-President



                              Paracelsus Real Estate Corporation
                              Paracelsus Medical Building Corporation
                              Lincoln Community Medical Corporation
                              Bellwood Medical Corporation
                              Hollywood Community Hospital Medical Center, Inc. Paracelsus Los Angeles Community Hospital, Inc. Monrovia Hospital Corporation



                              By:____________________________________
                                  Michael M. Brooks
                                  Their:  Vice-President

ACKNOWLEDGED AND AGREED:

LLC:                             Lincoln Community Medical LLC



                              By: ____________________________________
                                  Louis G. Rubino
                                    Its:Vice President of the Board of Managers

                           TABLE OF CONTENTS

                                                                  PAGE

   RECITALS 1

   1. SALE AND TRANSFER OF THE ASSETS; PURCHASE PRICE 2
   1.1  Sale of Assets 2
   1.2  Excluded Assets 3
   1.3  Assumed Liabilities 4
   1.4  Purchase Price 5
   1.5  Payment of Purchase Price 8
   1.6  Final Balance Sheet; Reconciliation 8
   1.7  Definitions; Interpretation 9
   1.8  Interest 17
   1.9  Sale of Lincoln Community Medical LLC's Assets 18

   2. CLOSING 18
   2.1  Closing 18
   2.2  Actions of Sellers at Closing 19
   2.3  Actions of Buyers at Closing 20

   3. REPRESENTATIONS AND WARRANTIES OF SELLERS 21
   3.1  Organization and Capacity 21
   3.2  Corporate Powers; Consents; Absence of Conflicts With Other Agreements,
        Etc.........................................................21
   3.3  Limited Disclaimer of Warranties 22
   3.4  Subsidiaries; Investments; Third Party Options 22
   3.5  Financial Statements 23
   3.6  Extraordinary Liabilities 23
   3.7  Post-Balance Sheet Results 24
   3.8  Accounts Receivable 25
   3.9  Inventory 25
   3.10 Real Property 25
   3.11 Environmental Matters 27
   3.12 Equipment 28
   3.13 Trademarks, Computer Software, etc 28
   3.14 Agreements and Commitments 29
   3.15 Assumed Contracts 29
   3.16 Certain Affiliate Transactions 30
   3.17 Title to Personal Property 30
   3.18 Healthcare Licenses 30
   3.19 Employee Benefit Plans 31
   3.20 Employees and Employee Relations 34
   3.21 Taxes 34
   3.22 Medicare Participation/Accreditation 36
   3.23 Legal and Regulatory Compliance 36
   3.24 Litigation or Proceedings 37
   3.25 Insurance 37
   3.26 Medical Staff Matters 38
   3.27 Special Funds 38
   3.28 Brokers and Finders 38
   3.29 Experimental Procedures 38
   3.30 Solvency 38
   3.31 Operation of the Facilities 38
   3.32 Full Disclosure 38

   4. REPRESENTATIONS AND WARRANTIES OF BUYERS 39
   4.1  Corporate Capacity 39
   4.2  Corporate Powers; Consents; Absence of Conflicts With Other Agreements,
        Etc....................................................39
   4.3  Binding Effect 39

   5. COVENANTS OF SELLERS 39
   5.1  Boards of Directors' Approvals 39
   5.2  Real Property Documentation 40
   5.3  Operations 40
   5.4  Negative Covenants 41
   5.5  Governmental Approvals 42
   5.6  Termination of Employment of Employees 42
   5.7  Medicare Reconciliation Note 42
   5.8  Insurance Ratings 42
   5.9  Closing Conditions 42
   5.10 Change of Name 42
   5.11 Adverse Actions After Closing 43
   5.12 Maintenance of Supplies 43
   5.13 Excluded Contracts 43
   5.14 Security Interest 43
   5.15 Further Acts and Assurances 43
   5.16 Lim-Keith Clinic 43

   6. COVENANTS OF BUYERS. 44
   6.1  Maintenance of Patient Records 44
   6.2  Regulatory Approvals 44
   6.3  Closing Conditions 44
   6.4  Adverse Actions After Closing 44
   6.5  Employee Matters 44
   6.6  Assumed Contracts 45

   7. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS 45
   7.1  Representations/Warranties 45
   7.2  Approvals 46
   7.3  Pre-Closing Confirmations 46
   7.4  Action/Proceeding 46
   7.5  Extraordinary Liabilities/Obligations 46
   7.6  Transfer of Assets 47
   7.7  Schedules 47
   7.8  Closing Documents 47
   7.9  UCC Searches 47
   7.10 Physical Inventory 47
   7.11 Approval of Boards of Directors of Sellers and PHC 47

   8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS 47
   8.1  Representations/Warranties 47
   8.2  HSR Approval 48
   8.3  Action/Proceeding 48
   8.4  Pre-Closing Confirmations 48
   8.5  Extraordinary Liabilities/Obligations 48
   8.6  Approval of Boards of Directors of Sellers and PHC 48
   8.7  PHC Guaranty Fee 48
   8.8  PHC Senior Lender Consent 48

   9. [ARTICLE 9 INTENTIONALLY OMITTED] 49

   10. ADDITIONAL AGREEMENTS 49
   10.1 Casualty 49
   10.2 Allocation of Purchase Price 49
   10.3 KEANE Sublease 49
   10.4 Physical Inventory 49
   10.5 Termination Prior to Closing 49
   10.6 Post-Closing Maintenance of and Access to Information 50
   10.7 Reproduction of Documents 50
   10.8 Misdirected Payments, etc 50
   10.9. Government Reimbursement Programs 51

   11. INDEMNIFICATION AND OTHER RELIEF 51
   11.1 Indemnification by Sellers and PHC 51
   11.2 Limitations/Sellers and PHC 51
   11.3 Indemnification by Buyers 52
   11.4 Limitations/Buyer 52
   11.5 Notice and Procedure 52
   11.6 Limitation on Indemnification Payments 55
   11.7 Treatment of Indemnification Payments 56
   11.8 Survival of Representations and Warranties; Indemnity Period 56

   12. GENERAL 56
   12.1 Schedules 56
   12.2 Consented Assignment 57
   12.3 Time of Essence 57
   12.4 Waiver of Trial by Jury 57
   12.5 Consents, Approvals and Discretion 57
   12.6 Expenses; Legal Fees and Costs 57
   12.7 Choice of Law 57
   12.8 Benefit/Assignment 57
   12.9 Accounting Date 58
   12.10 No Third Party Beneficiary 58
   12.11 Waiver of Breach 58
   12.12 Notices 58
   12.13 Severability 59
   12.14 Gender and Number 59
   12.15 Divisions and Headings 59
   12.16 Entire Agreement/Amendment 59
   12.17 Drafting 60